UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Smith & Wesson Brands, Inc.
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Smith & Wesson®

2025 NOTICE OF ANNUAL STOCKHOLDER MEETING AND PROXY STATEMENT

MEETING AND PROXY STATEMENT 2022 NOTICE OF ANNUAL STOCKHOLDER MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Monday, September 15, 2025	Time: 10 a.m. Eastern Time	Location: www.virtualshareholder meeting.com/SWBI2025

The Annual Meeting of Stockholders of Smith & Wesson Brands, Inc., a Nevada corporation, will be held at 10:00 a.m., Eastern Time, on Monday, September 15, 2025 (the “2025 Annual Meeting”). The 2025 Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the 2025 Annual Meeting, vote, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/SWBI2025 and entering the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

The 2025 Annual Meeting will be held for the following purposes:

ITEMS OF BUSINESS
1	Election of directors
2	Advisory vote on executive compensation ("say-on-pay")
3	Ratification of appointment of independent registered public accounting firm
And such other business as may properly come before the 2025 Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on July 25, 2025 may vote at the 2025 Annual Meeting.

These proxy materials were first made available to our stockholders on the internet on August 5, 2025.

Sincerely,

Kevin A. Maxwell

Senior Vice President,

General Counsel, Chief Compliance Officer, and Secretary

August 5, 2025

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read this entire Proxy Statement carefully before voting. In this Proxy Statement, Smith & Wesson Brands, Inc. (together with its subsidiaries) is referred to as "the Company," "we," "us," or "our."

MEETING INFORMATION

Time and Date	10:00 a.m., Eastern Time, on Monday, September 15, 2025

Location	Online via webcast at www.virtualshareholdermeeting.com/SWBI2025

Record Date	July 25, 2025

MEETING AGENDA

Proposals		Board Recommendation	Page

1.	Election of Directors	FOR each nominee	3
2.	Advisory Vote on Executive Compensation	FOR	17
3.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	44

Name	Age	Director Since	Experience	Committee Memberships	Other Public Company Boards
Anita D. Britt *	62	2018	Former CFO of Perry Ellis International, Inc.	AC **, CC, SC	2
Fred M. Diaz *	59	2021	Former President and CEO of Mitsubishi Motor North America, Inc.	CC, SC**	3
Michelle J. Lohmeier*	62	2023	Former Strategic Advisor to CEO of Spirit AeroSystems, Inc.	AC, CC, SC	1
Barry M. Monheit *	78	2004	Former President of Financial Consulting Division of FTI Consulting	CC **, NCG	1
Robert L. Scott *§	79	1999	Former President of a predecessor of Smith & Wesson Brands, Inc.	AC, NCG	0
Mark P. Smith	49	2020	President and CEO of Smith & Wesson Brands, Inc.	-	0
Denis G. Suggs *	59	2021	CEO of LCP Transportation LLC	AC, NCG**	1

* = Independent Nominee; ** = Committee Chair; § = Chairman

AC = Audit Committee; CC = Compensation Committee; SC = Sustainability Committee; NCG = Nominations and Corporate Governance Committee

2025 Proxy Statement I 1

Proxy Statement Summary

KEY ACCOMPLISHMENTS

Our key accomplishments for the fiscal year ended April 30, 2025 (“fiscal 2025”) include the following:

Executed Disciplined Capital Allocation Strategy

In fiscal 2025,

•
We returned $48.6 million to stockholders through dividends ($23.1 million) and share repurchases ($25.5 million)
•
We invested $21.6 million in capital expenditures.

GOVERNANCE HIGHLIGHTS

Board Refreshment

We recognize the importance of board refreshment. More than 70% of our director nominees have joined our board of directors (the "Board") since 2018, demonstrating the Board’s commitment to refreshment, including with independent nominees who provide perspectives and experience to support our strategy.

Risk Oversight

Given the nature of our business, the Board remains focused on overseeing risk management. In addition to the Audit Committee receiving periodic presentations on enterprise risk management, during fiscal 2025, the Sustainability Committee discussed the campaign against the firearm industry at each of its meetings.

Stockholder Engagement

We recognize the importance of stockholder engagement. In addition to our regular, year-round stockholder engagement initiatives, prior to the annual meeting of stockholders held on September 17, 2024 (the “2024 Annual Meeting”), we met with certain of our largest stockholders to discuss, among other things, the stockholder proposal that was included in our proxy materials for the 2024 Annual Meeting and the progress we have made on various corporate governance initiatives. In the first half of 2025, we again met with certain of our largest stockholders. We used these meetings to, among other things, provide an update on the progress we have made on various corporate governance initiatives.

COMPENSATION HIGHLIGHTS

Pay for Performance

Our executive compensation program emphasizes our pay-for-performance philosophy. For fiscal 2025:

•
100% of our named executive officers’ (“NEOs”) annual cash incentive goals were tied to Company performance (Net Sales and Adjusted EBITDAS). Adjusted EBITDAS also served as the threshold for which the failure to achieve this performance metric would result in no bonus payments regardless of the achievement of the other performance metric.
•
50% of our NEOs’ stock-based award value was tied to Company performance, as reflected by Adjusted EBITDAS Growth (as defined herein), subject to a modifier based on relative total shareholder return (“rTSR”) value.
•
Our NEOs received no annual cash incentive for fiscal 2025 because we failed to achieve the threshold target for Adjusted EBITDAS.
•
Our NEOs received none of the target shares of common stock for the performance-based restricted stock unit (“PSU”) portion of the stock-based award in 2022 because we failed to meet the minimum performance requirements.

2 I 2025 Proxy Statement

BOARD AND GOVERNANCE MATTERS

PROPOSAL One – election of directors

What Am I Voting On? Stockholders are being asked to elect each of the seven director nominees named in this Proxy Statement to hold office until the annual meeting of stockholders in 2026 (the “2026 Annual Meeting”) and until his or her successor is elected and qualified.

Voting Recommendation: FOR the election of each of the seven director nominees

Vote Required: A director will be elected if that director nominee receives a majority of the votes cast

Broker Discretionary Voting Allowed? No – broker non-votes have no effect

Abstentions: No effect

GOVERNANCE FRAMEWORK

Our business and affairs are managed under the direction of the Board, subject to limitations and other requirements in our charter documents or in applicable statutes, rules, and regulations, including those of the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market (“Nasdaq”).

Our governance framework supports independent oversight and accountability.

Independent Oversight	Accountability
• 6 of 7 director nominees are independent • Non-Executive Chairman • All independent committees • More than 70% of directors have joined the Board since 2018	• Majority voting in uncontested elections • Annual election of directors • Annual advisory say-on-pay vote • Robust over-boarding policy • Stockholder right to call special meetings • Proxy access right

Our governance framework is based on our Amended and Restated Bylaws (our “Bylaws”), as well as the key governance documents listed below:

•
Code of Conduct and Ethics
•
Code of Ethics for CEO and Senior Financial Officers
•
Corporate Governance Guidelines (the “Guidelines”)
•
Charters of the Audit Committee, the Compensation Committee, the Nominations and Corporate Governance Committee (the “NCG Committee”) and the Sustainability Committee.

Copies of these documents are available on our website, www.smith-wesson.com, or upon written request sent to our Secretary at our principal executive offices located at 1852 Proffitt Springs Road, Maryville, Tennessee 37801. The information on our website is not part of this Proxy Statement.

2025 Proxy Statement I 3

Board and Governance Matters

BOARD COMPOSITION

Director Skills and Qualifications

The NCG Committee, using a matrix of director skills and experiences that the Board believes are needed to address existing and emerging business and governance issues relevant to us (the “Skills Matrix”), reviews with the Board annually the desired experiences, mix of skills, and other qualities required for new Board members, as well as Board composition. The Board seeks director candidates who possess the requisite judgment, background, skill, expertise, and time to strengthen and increase the breadth of skills and qualifications of the Board. In particular, the Board may consider, among other things, the fit of the individual’s skills, background, qualifications, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board and a mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. The Board does not have a specific diversity policy.

Skills Matrix. The NCG Committee developed the Skills Matrix in response to requests from certain of our stockholders for more detailed information concerning our directors’ qualifications. The NCG Committee adopted the Skills Matrix to facilitate the comparison of our directors’ skills and experiences to those that the Board believes are needed to address existing and emerging business and governance issues relevant to us. The table below lists those skills and experiences, along with the total number of director nominees who possess the particular skill or experience.

Skill/Experience	Description	# of Director Nominees
Executive	Experience serving as a CEO or a senior executive provides a practical understanding of a complex business like ours.	7 of 7
Public Company Board	Service on other public company boards facilitates an understanding of corporate governance practices and trends, and insights into board management.	5 of 7
Regulated Industry / Government	Experience with regulated industries and government provides insight and perspective in working constructively and proactively with government agencies.	4 of 7
Sales and Marketing	Experience in sales, brand management, marketing, and marketing strategy provides a perspective on how to better market our products.	3 of 7
Risk Management	Given the importance of the Board’s role in risk oversight, we seek directors who can help identify, manage, and mitigate key risks.	6 of 7
Financial	Understanding financial reporting and accounting processes enables monitoring and assessment of operating and strategic performance and facilitates accurate financial reporting and robust controls.	6 of 7
Manufacturing	Functional experience in a senior operating position with a manufacturing company can help us drive operating performance.	6 of 7
Sustainability	Experience with sustainability matters, including environmental sustainability, human capital management and corporate ethics, enables management of sustainability risks and opportunities.	4 of 7

4 I 2025 Proxy Statement

Board and Governance Matters

Director Independence

Under the Guidelines and the Nasdaq listing standards, the Board must consist of a majority of independent directors. The Board annually reviews director independence and has determined that all director nominees, except for Mr. Smith (who is our President and CEO), are independent, as “independence” is defined by the SEC and the Nasdaq listing standards.

Board Refreshment

We recognize the importance of Board refreshment. Directors are elected each year at our annual meeting of stockholders to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The NCG Committee regularly considers Board composition and how Board composition changes over time.

Governance Spotlight Five of our seven director nominees have joined the Board since 2018.

The Board has not established a mandatory retirement age or term limits; however, pursuant to the Guidelines, the Board and the NCG Committee review, in connection with the process of selecting nominees for election at annual stockholder meetings, each director’s continuation on the Board.

Director Nomination Process

The NCG Committee is responsible for identifying and evaluating Board nominees. In identifying candidates, the NCG Committee may take into account all factors it considers appropriate, which may include personal qualities and characteristics, individual character and integrity, mature judgment, career specialization, relevant technical skills and accomplishments, and the extent to which the candidate would fill a present need on the Board.

Stockholder-Recommended Candidates. The NCG Committee will consider persons recommended by our stockholders for inclusion as Board nominees if the information required by our Bylaws is submitted in writing in a timely manner addressed and delivered to our Secretary.

Stockholder-Nominated Candidates. Our Bylaws include a “Proxy Access for Director Nominations” provision that permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials Board nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws.

Majority Voting Standard

Our directors are elected by a majority of the votes cast for them in uncontested elections. If an incumbent director does not receive the requisite majority of votes cast, then the director is expected to submit his or her resignation to the Board. Based on the recommendation of the NCG Committee, the Board would determine whether to accept the resignation and would publicly disclose its decision and its rationale. A director who tenders his or her offer of resignation would abstain from any decision or recommendation regarding the offered resignation.

5 I 2025 Proxy Statement

Board and Governance Matters

Director Time Commitments

Our directors may not serve on more than three other public company boards, unless it is determined, based on the individual facts, that such service will not interfere with service on the Board. In connection with evaluating these facts, the Chairman of the Board and Chair of the NCG Committee will consider the time commitment required by the director’s service, if any, in leadership positions (e.g., board chair, committee chair, lead independent director, etc.) on the Board and any other public company board of directors. None of our director nominees serves on more than three other public company boards, and our CEO does not serve on any other public company board. We track the time commitments of our independent directors, and the NCG Committee reviews this information annually.

Director Nominees

The Board has seven members. Pursuant to the recommendation of the NCG Committee, the Board has nominated each current director for election at the 2025 Annual Meeting. If elected, each director nominee will hold office until the 2026 Annual Meeting and until his or her successor is elected and qualified. If any director nominee is unable or declines to serve as a director at the time of the 2025 Annual Meeting, the proxies will be voted for any director nominee designated by our current Board to fill the vacancy. We do not expect that any director nominee will be unable or will decline to serve as a director.

Set forth below is information about each director nominee, including a description of his or her qualifications to serve on the Board and a listing of certain key skills and experiences from the Skills Matrix possessed by each director nominee.

ANITA D. BRITT

Age: 62

Director since: 2018

Independent

Board committees:

• Audit

• Compensation

• Sustainability

Other public company boards:

• urban-gro, Inc.

• VSE Corporation

Other public company boards within five years:

• Delta Apparel, Inc.

Background:

Ms. Britt served as CFO of Perry Ellis International, Inc. from 2009 to 2017 and held senior financial leadership positions at Jones Apparel Group, Inc. (1993 to 2006) and Urban Brands, Inc. (2006 to 2009). Ms. Britt is a CPA and a member of the American Institute of Certified Public Accountants. She is also a Board Leadership Fellow, as designated by the National Association of Corporate Directors. Ms. Britt holds a Carnegie Mellon Cybersecurity Oversight Certification and a Harvard Kennedy School Executive Education Certificate in Cybersecurity: The Intersection of Policy and Technology.

Key Qualifications and Skills Include:

   Financial. Extensive corporate finance, investor relations, and capital markets experience gained through service as a public company CFO and other senior financial roles; certified public accountant

   Public Company Board. Service on two other boards (see related caption)

   Risk Management. Certified public accountant; former public company

CFO; holds multiple cybersecurity certifications (see above)

6 I 2025 Proxy Statement

Board and Governance Matters

FRED M. DIAZ

Age: 59

Director since: 2021

Independent

Board committees:

• Compensation

• Sustainability

Other public company boards:

• Archer Aviation Inc.

• SiteOne Landscape Supply,
Inc.

• Valero Energy Corporation

Other public company boards within five years:

• None

Background:

Mr. Diaz served as President, CEO, and Chairman of Mitsubishi Motor North America, Inc. from 2018 to 2020 and as General Manager, Performance Optimization Global Marketing and Sales of Mitsubishi Motors Corporation in Tokyo, Japan from 2017 to 2018. He served in various executive level positions with Nissan North America Inc. for four years and Chrysler Corporation LLC for 24 years, including as the President and CEO of the Ram Truck Brand and Chrysler of Mexico.

Key Qualifications and Skills Include:

   Executive. Former President and CEO of Mitsubishi Motor North America, the

Ram Truck Brand, and Chrysler of Mexico

   Manufacturing. Extensive operations experience gained through service as executive of multinational manufacturers, including Mitsubishi and Chrysler

   Public Company Board. Service on three other boards (see related caption)

   Sales and Marketing. Former SVP, Sales & Marketing and Operations USA

for Nissan North America and Head of National Sales of Ram Truck Brand

MICHELLE J. LOHMEIER

Age: 62

Director since: 2023

Independent

Board committees:

• Audit

• Compensation

• Sustainability

Other public company boards:

•  Mistras Group, Inc.

Other public company boards within five years:

•  Kaman Corp.

Background:

Ms. Lohmeier is a former senior advisor to the CEO of Spirit AeroSystems Holdings, Inc., having served in that position from 2019 to 2021. Prior to that, she had served as SVP and General Manager of Airbus Programs at Spirit AeroSystems. Before joining Spirit AeroSystems, Ms. Lohmeier held senior positions at Raytheon Company, including VP of the Land Warfare Systems product line at Raytheon Missile Systems. Previously, she was the program director at Raytheon for the design, development, and production implementation of the Standard Missile-6 weapon system for the U.S. Navy. She began her career with Hughes Aircraft Company as a system test engineer in 1985.

Key Qualifications and Skills Include:

    Manufacturing. Extensive operations experience gained through roles with

    Spirit AeroSystems, Raytheon, and Hughes Aircraft

    Public Company Board. Service on another board (see related caption)

    Regulated Industry/Government. Extensive experience in the highly regulated aerospace and defense industries

BARRY M. MONHEIT
Age: 78 Director since: 2004 Independent Board committees: • Compensation • NCG Other public company boards: • American Outdoor Brands, Inc. Other public company boards within five years: • None

Background:

Mr. Monheit served as Chairman of the Board from 2004 until the completion (on August 24, 2020) of the spin-off of our former outdoor products and accessories business (the “Separation”). Since the Separation, he has served as Chairman of American Outdoor Brands, Inc. From 2020 to July 2023, Mr. Monheit served as a Senior Managing Director of J.S. Held, LLC, a consulting company providing services in forensic accounting, fraud investigations, receivership and restructuring, and lost profit exams. He formerly served as President and CEO of Quest Resource Holding Corp., a publicly traded company, as a Senior Managing Director of FTI Palladium Partners, in various capacities with FTI Consulting, Inc., including President of its Financial Consulting Division, and as a partner with Arthur Andersen & Co., where he served as partner-in-charge of its New York Consulting Division and its U.S. Bankruptcy and Reorganization Practice.

Key Qualifications and Skills Include:

    Executive. Former CEO of Quest Resource; Division President of FTI

Consulting; and partner of Arthur Andersen

    Financial. Retired certified public accountant; former partner of
    Arthur Andersen

    Public Company Board. Current Chairman of American Outdoor Brands, Inc.

7 I 2025 Proxy Statement

Board and Governance Matters

ROBERT L. SCOTT
Age: 79 Director since: 1999 Independent Board committees: • Audit • NCG Other public company boards: • None Other public company boards within five years: • None

Background:

Mr. Scott has served as our Chairman since 2020. He also serves as Chairman of the National Shooting Sports Foundation (“NSSF”), and served from 2005 to 2008 on the board of directors of the Sporting Arms and Ammunition Manufacturers' Institute (“SAAMI”). Mr. Scott served as a consultant to us (2004 to 2006); our President (1999 to 2002); Chairman of our wholly owned subsidiary, Smith & Wesson Corp. (2003); and President of Smith & Wesson Corp. (2001 to 2002). From 1989 to 1999, he served as Vice President of Sales and Marketing and later as Vice President of Business Development of Smith & Wesson Corp. prior to its acquisition by us. Prior to that, Mr. Scott served in senior positions with Berkley & Company and Tasco Sales Inc., two leading companies in the outdoor industry. He previously served as a director of Primos Hunting, a leader in the hunting category, and OPT Holdings, a hunting accessories marketer.

Key Qualifications and Skills Include:

   Executive. Our former President, VP of Sales and Marketing, and

VP of Business Development

   Regulated Industry/Government. Extensive leadership experience in firearm and outdoor industries through affiliations with us, NSSF, SAAMI,

   Primos Hunting, and OPT Holdings

   Sales and Marketing. Our former VP of Sales and Marketing;

previously served in senior sales roles with Berkley and Tasco Sales

MARK P. SMITH
Age: 49 Director since: 2020 Not Independent Board committees: • None Other public company boards: • None Other public company boards within five years: • None

Background:

Mr. Smith has served as our President and CEO and as a director since 2020. Since joining us in 2010, he has served in a number of roles with increasing responsibility, including Vice President of Supply Chain Management (2010 to 2011), Vice President of Manufacturing and Supply Chain Management (2011 to 2016), President, Manufacturing Services (2016 to 2020), and Co-President and Co-Chief Executive Officer (January 2020 to August 2020). Prior to joining us, Mr. Smith served as Director Supply Chain Solutions for Alvarez & Marsal Business Consulting, LLC (2007 to 2010), in various positions with Ecolab, Inc. (2001 to 2007) and as a Production Supervisor for Bell Aromatics (1999 to 2001).

Key Qualifications and Skills Include:

    Executive. Our President and CEO

    Manufacturing. Extensive operations experience gained through roles with us,

  including as President, Manufacturing Services and VP of

    Manufacturing and Supply Chain Management, and Alvarez & Marsal

    Regulated Industry/Government. Extensive leadership experience in firearm industry through affiliation with us

8 I 2025 Proxy Statement

Board and Governance Matters

DENIS G. SUGGS
Age: 59 Director since: 2021 Independent Board committees: • Audit • NCG Other public company boards: • Patrick Industries Other public company boards within five years: • None

Background:

Mr. Suggs has served as CEO of LCP Transportation LLC, a non-emergency medical transportation provider, since 2020. From 2014 to 2020, he served as President and CEO of Strategic Materials, Inc., a provider of environmental services. Mr. Suggs previously served in executive capacities with Belden, Inc., Danaher Corporation, and Public Storage Inc.

Key Qualifications and Skills Include:

   Sustainability. Experience as President and CEO of Strategic Materials, a

leading glass and plastics recycler, as well as through service on board of directors of Glass Packaging Institute, which focuses on sustainability issues

   Manufacturing. Extensive operations experience gained through service as executive of Belden and Danaher

   Regulated Industry/Government. Experience as CEO of LCP Transportation,

which operates in a heavily regulated industry, as well as leading organizations that serve highly regulated sectors, such as aerospace and defense

BOARD AND COMMITTEE GOVERNANCE

Risk Oversight

The Board recognizes that risk is inherent in every business. As is the case in virtually all businesses, the Board recognizes that we face a number of risks, including operational, economic, financial, cybersecurity, legal, regulatory, and competitive risks. While our management is responsible for the day-to-day management of the risks we face, the Board, as a whole and through its committees, is responsible for the oversight of risk management.

The Board’s involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. The Board receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, cybersecurity, legal, regulatory, and competitive risks. The Board also reviews the various risks we identify in our SEC filings, as well as risks relating to various specific developments, such as new product introductions. In addition, the Board regularly receives reports from senior members of our Internal Audit function and our General Counsel and Chief Compliance Officer.

See Part I, “Item 1A. Risk Factors,” in our annual report on Form 10-K for fiscal 2025 (the “Form 10-K”) to learn more about the risks we face. The risks described in the Form 10-K are not the only risks we face. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial based on the information known to us also may materially and adversely affect our business, operating results, and financial condition.

Governance Spotlight

Our Audit Committee Chair communicates directly with our Chief Compliance Officer at least quarterly (in between meetings of the Audit Committee) in order to enhance the Board’s oversight of risk and the independence of our compliance function.

Given the nature of our business, the Board remains focused on overseeing risk management. During fiscal 2025, the Sustainability Committee discussed the campaign against the firearm industry at each of its meetings.

9 I 2025 Proxy Statement

Board and Governance Matters

Set forth below are the key responsibilities of the committees in assisting the Board in fulfilling its risk oversight role.

AUDIT COMMITTEE	COMPENSATION COMMITTEE

• Oversees our financial and reporting processes and the audit of our financial statements

• Assists the Board with respect to:

- the oversight and integrity of our financial statements

- our compliance with legal and regulatory matters

- our policies and practices related to information security, including cybersecurity

- the independent registered public accountant’s qualification and independence

- the performance of the independent registered public accountant

• Meets separately on a regular basis with representatives of our independent registered public accountant and our internal audit function

• Considers the risk that our compensation policies and practices may have in attracting, retaining, and motivating valued employees

• Endeavors to ensure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on us

NCG COMMITTEE

• Oversees governance-related risk, such as board independence, conflicts of interest, and management and succession planning

SUSTAINABILITY COMMITTEE

• Reviews emerging risks associated with sustainability matters

Cybersecurity Risk Oversight. We recognize the importance of cybersecurity risk governance. The Audit Committee receives regular reports from management on, among other things, the emerging cybersecurity threat landscape and our cybersecurity risks and threats. The Audit Committee regularly briefs the full Board on these matters. We maintain a Cyber Incident Response Plan.

Board Leadership Structure

We maintain separate roles between our CEO and Chairman in recognition of the differences between the responsibilities of these roles. The Board believes this leadership structure is the most effective for us at this time because it allows our CEO to focus on running our business and our Chairman to focus on pursuing sound governance practices that benefit the long-term interests of our stockholders.

Board Committees

The Board has four standing committees, each of which is comprised of independent directors: the Audit Committee, the Compensation Committee, the NCG Committee, and the Sustainability Committee.

10 I 2025 Proxy Statement

Board and Governance Matters

AUDIT COMMITTEE

Members:

Anita D. Britt (Chair)

Michelle J. Lohmeier

Robert L. Scott

Denis G. Suggs

Meetings in Fiscal 2025: 5

Member Independence: 4 of 4

* All members meet the independence requirements of Nasdaq and Rule 10A-3 of the Exchange Act. The Board has determined that each member is an “audit committee financial expert” within the meaning of SEC regulations.

Purpose:

• Overseeing our financial and reporting processes and the audits of our financial statements.

• Providing assistance to the Board with respect to its oversight of:

- the integrity of our financial statements;

- our compliance with legal and regulatory requirements;

- the independent auditor’s qualifications and independence;

- the performance of our internal audit function, if any, and independent auditor; and

- our policies and practices related to information security, including cyber security, protection of personally identifiable information, and training of employees around such items.

• Preparing the report that SEC rules require be included in our annual proxy statement.

Principal Responsibilities:

• Appointing, retaining, compensating, evaluating, and terminating any accounting firm engaged to prepare or issue an audit report or performing other audit, review, or attest services, and overseeing the work of such firm.

• Overseeing our accounting and financial reporting process and audits of our financial statements.

COMPENSATION COMMITTEE

Members:

Barry M. Monheit (Chair)

Anita D. Britt

Fred M. Diaz

Michelle J. Lohmeier

Meetings in Fiscal 2025: 7

Member Independence: 4 of 4

* All members meet the independence requirements of Nasdaq and qualify as “non-employee directors” under Rule 16b-3(b)(3)(i) of the Exchange Act.

Purpose:

• Determining, or recommending to the Board for determination, the compensation of our CEO and other executive officers.

• Discharging the Board’s responsibilities relating to our compensation programs and compensation of our executives.

• Producing an annual compensation committee report on executive compensation for inclusion in our annual proxy statement.

Principal Responsibilities:

• Setting compensation for executive officers and directors.

• Monitoring incentive- and equity-based compensation plans.

• Appointing, compensating, and overseeing the work of any compensation consultant, legal counsel, and other retained advisor.

11 I 2025 Proxy Statement

Board and Governance Matters

NCG COMMITTEE Members: Denis G. Suggs (Chair) Barry M. Monheit Robert L. Scott Meetings in Fiscal 2025: 4 Member Independence: 3 of 3 * All members meet the independence requirements of Nasdaq.

Purpose:

• Selecting, or recommending to the Board for selection, the individuals to stand for election as directors at each election of directors.

• Overseeing the selection and composition of Board committees and, as applicable, overseeing management continuity planning processes.

Principal Responsibilities:

• Developing and recommending to the Board corporate governance principles applicable to us.

• Overseeing the evaluation of the Board and management.

•  Maintaining the Skills Matrix.

SUSTAINABILITY COMMITTEE Members: Fred M. Diaz (Chair) Anita D. Britt Michelle J. Lohmeier Meetings in Fiscal 2025: 4 Member Independence: 3 of 3

Purpose:

• Assisting the Board and its committees in fulfilling the oversight responsibilities of the Board with various environmental policies and related operational control matters relevant to us.

Principal Responsibilities:

• Reviewing the status and effectiveness of our environmental initiatives.

• Reviewing emerging risks and opportunities associated with sustainability.

Meeting Attendance in Fiscal 2025

In fiscal 2025, the Board held seven meetings and its committees held a combined total of 20 meetings. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served. We encourage our directors to attend our annual meetings of stockholders. All directors attended the 2024 Annual Meeting.

Executive Sessions

We regularly hold executive sessions in which independent directors meet without the presence or participation of management. Our Chairman serves as the presiding director of these executive sessions during Board meetings, and our committee chairs preside at the sessions held during committee meetings.

Right to Call Special Meetings

Our Bylaws provide stockholders owning a combined 25% of our outstanding shares of common stock the right to request a special meeting, provided that a requesting stockholder satisfies the requirements specified in our Bylaws.

12 I 2025 Proxy Statement

Board and Governance Matters

Stockholder Engagement

We meet with investors throughout the year and consider investor feedback on emerging issues, which allows us to better understand their priorities and perspectives. This year-round engagement provides us with useful input and enables us to consider developments proactively. In addition, from time to time, we conduct stockholder outreach programs. Prior to the 2024 Annual Meeting, we requested meetings with the corporate governance teams of stockholders representing approximately 40% of our outstanding shares, as a result of which we engaged with the corporate governance teams of stockholders representing approximately 19% of our outstanding shares. We primarily discussed the stockholder proposal that was included in our proxy materials for the 2024 Annual Meeting and the progress we have made on various corporate governance initiatives. In the first half of 2025, we requested meetings with the corporate governance teams of stockholders representing 29% of our outstanding shares, as a result of which we engaged with teams at stockholders representing 11% of our outstanding shares. We used these meetings to, among other things, provide an update on the progress we have made on various corporate governance initiatives.

Responding to Stockholder Engagement. We value the feedback that we receive from our investors and seek opportunities to respond to their feedback, when appropriate. For example, in response to stockholder feedback, we have expanded our public disclosures both in SEC-filed documents and through the publication of other relevant documents, such as our Environmental Factsheet, which we began publishing annually in 2021, and our Firearm Market Factsheet, which we published in 2022 and 2025. Copies of the Environmental Factsheet and the Firearm Market Factsheet are available on our website, www.smith-wesson.com. The information on our website is not part of this Proxy Statement.

ADDITIONAL GOVERNANCE MATTERS

Certain Relationships

Unless delegated to the Compensation Committee by the Board, the Audit Committee charter requires the Audit Committee to review and approve all related party transactions and to review and make recommendations to the full Board, or approve, any contracts or other transactions with any of our current or former executive officers, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by us. We have a policy that we will not enter into any such transaction unless the transaction is determined by our disinterested directors to be fair to us or is approved by our disinterested directors or by our stockholders. Any determination by our disinterested directors is based on a review of the particular transaction, applicable laws and regulations, our policies, and the Nasdaq listing standards. As appropriate, the disinterested directors of the applicable committees of the Board will consult with our legal counsel or internal auditor. There was no transaction during fiscal 2025, and there are no currently proposed transactions, in which we were or are to be a participant in which an executive officer, director, director nominee, a beneficial owner of 5% or more of our common stock, or any immediate family members of such persons had or will have a direct material interest.

We have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such individuals, to the fullest extent permitted by Nevada law, for certain liabilities to which they may become subject as a result of their affiliation with us.

Clawback Policy

We maintain a compensation recovery, or clawback, policy. See “Compensation Matters – Compensation Discussion and Analysis – Additional Compensation Matters – Clawback Policy” for more information.

Communicating with the Board

Stockholders may communicate with the Board or specific directors, including our independent directors and the members of our board committees, by submitting a letter addressed to the Board of Directors of

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Smith & Wesson Brands, Inc., c/o any specified individual director or directors, at our principal executive offices.

Corporate Political Contributions and Expenditures

We have a policy to post on our website each fiscal year an annual report disclosing all political contributions or expenditures in the United States in excess of $50,000 that are not deductible as “ordinary and necessary” business expenses under Section 162(e) of the Internal Revenue Code, as amended (the "Code"). Non-deductible amounts generally include contributions to or expenditures in support of or opposition to political candidates, political parties, or political committees.

Corporate Stewardship Policy

We maintain a policy that discusses our objective of being a good corporate steward and our consideration of our responsibilities with respect to employee, safety, and governance risks, including the risks caused by the unlawful or improper use of firearms, and preserving the right to keep and bear Arms.

Director and Officer Derivative Trading and Hedging

We maintain a policy prohibiting our directors and officers, including our executive officers, and any family member residing in the same household, from engaging in derivatives trading and hedging involving our securities or pledging or margining our common stock.

Policy on Inside Information and Insider Trading

We maintain a policy governing the purchase, sale, and/or other disposition of our securities by our directors, officers, employees, and other covered persons. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the exchange listing standards applicable to us. A copy of this policy is filed as Exhibit 19.1 to the Form 10-K.

Whistleblower Policy

We maintain a policy covering the policies and procedures for the receipt, retention, and treatment of complaints that we receive regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

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DIRECTOR COMPENSATION

The Compensation Committee, with advice from its independent compensation consultant, determines, or recommends to the Board for determination, the compensation of our directors. For fiscal 2025, the compensation consultant analyzed the competitive position of our director compensation program against the peer group used for executive compensation purposes and examined how each element of our director compensation program compared to those for peer group members. After reviewing these results and considering other factors, including unique challenges associated with serving on the board of directors of a firearm company, the Compensation Committee approved increasing the value of (i) the annual stock award to non-employee directors from $100,000 to $120,000; (ii) the annual retainer paid to each non-employee director from $70,000 to $87,000; and (iii) the additional retainers paid to our Chairman from $62,500 to $90,000, to non-Chair members of our Audit Committee from $8,000 to $10,000, and to non-Chair members of our other committees from $5,000 to $7,500.

For fiscal 2025, we paid each non-employee director an annual retainer of $87,000. We also paid additional retainers to our Chairman, Chairs of our committees, and members of our committees as follows:

Chairman	$90,000
Chair, Audit Committee	$25,000
Chair, Compensation Committee	$25,000
Chair, NCG Committee	$25,000
Chair, Sustainability Committee	$25,000
Non-Chair Audit Committee Members	$10,000
Non-Chair Compensation Committee Members	$7,500
Non-Chair NCG Committee Members	$7,500
Non-Chair Sustainability Committee Members	$7,500

Each Board and committee member was entitled to receive an additional $1,500 per committee meeting attended in excess of seven meetings per year (for the Board and the Audit Committee), in excess of six meetings per year (for the Compensation Committee), in excess of four meetings per year (for the NCG Committee and the Sustainability Committee). No such payments were made in fiscal 2025, except for a $1,500 payment made to each of Mr. Monheit, Ms. Britt and Ms. Lohmeier for attending seven Compensation Committee meetings during fiscal 2025.

We reimburse directors for travel and related expenses incurred in connection with attending Board and committee meetings. Mr. Smith receives no additional compensation for his service as a director.

Each non-employee director receives a stock-based award to receive shares of our common stock in the form of restricted stock units (“RSUs”). Each non-employee director receives an RSU award on the date of his or her first appointment or election to the Board and then receives an RSU award at the Board meeting held immediately following our annual meeting of stockholders for that year. In fiscal 2025, each non-employee director received an annual RSU award for 9,111 shares of common stock. The RSUs vest one-twelfth each month after the grant.

The following table sets forth the compensation paid by us to each non-employee director for fiscal 2025.

	Fees Earned
	or Paid in	Stock	All Other
Name (1)	Cash	Awards (2)	Compensation		Total
Anita D. Britt	$128,500	$119,992	$7,249	(3)	$255,741
Fred M. Diaz	$119,500	$119,992	$16,719	(4)	$256,211
Michelle J. Lohmeier	$109,722	$119,992	$15,187	(3)	$244,901
Barry M. Monheit	$121,000	$119,992	$6,913	(4)	$247,905
Robert L. Scott	$194,500	$119,992	$40,569	(5)	$355,061
Mark P. Smith	$—	$—	$—		$—
Denis G. Suggs	$122,000	$119,992	$4,163		$246,155

(1)
As of April 30, 2025, each of the non-employee directors had the following number of stock awards outstanding, which represent undelivered shares underlying vested RSUs: Mr. Monheit 8,314; Mr. Scott 8,314; Ms. Britt 5,314; Mr. Diaz 5,314; Ms. Lohmeier 5,314; and Mr. Suggs 5,314. As of April 30, 2025, there were no stock options outstanding for the directors.
(2)
The amounts shown in this column represent the grant date fair value for stock awards granted to the directors calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the grant date fair value of these awards are set forth in Note 12 to our consolidated financial statements, which are included in the Form 10-K.

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(3)
Consists of costs for certain products provided without cost, spousal travel, and dividends paid on shares delivered within fiscal year.
(4)
Consists of costs for certain products provided without cost and dividends paid on shares delivered within fiscal year.
(5)
Consists of reimbursement of medical coverage costs, costs for certain products provided without cost, spousal travel, and dividends paid on shares delivered within fiscal year.

We maintain stock ownership guidelines for our directors and executive officers. See “Compensation Matters — Compensation Discussion and Analysis — Additional Compensation Matters — Stock Ownership and Retention Requirements.”

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compensation matters

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

What Am I Voting On? The Board is asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement

Voting Recommendation: FOR the advisory vote on the compensation of our NEOs for fiscal 2025

Vote Required: The affirmative vote of a majority of the votes cast is required to approve the proposal

Broker Discretionary Voting Allowed? No – broker non-votes have no effect

Abstentions: No effect

Pursuant to SEC rules, our stockholders are being asked to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. We have recently received high levels of support from our stockholders on advisory votes to approve executive compensation.

Recent Support for Say-on-Pay Proposal
2022: 95%	2023: 97% 2024: 95%

As described in the Compensation Discussion and Analysis section, we believe our compensation policies and procedures are competitive, focused on pay-for-performance principles, and aligned with the long-term interests of our stockholders. Our executive compensation philosophy is to pay base salaries to our executive officers at levels that, in the context of unfavorable industry factors beyond the control of management, enable us to attract, motivate, and retain highly qualified executives. Our executive compensation program is designed to link annual performance-based cash incentive compensation to the achievement of pre-established performance objectives, based primarily on our financial results and achievement of other corporate goals.

Consistent with our pay-for-performance philosophy:

•
Our NEOs received no annual cash incentive for fiscal 2025 because we failed to achieve the threshold target for Adjusted EBITDAS.
•
Our NEOs received none of the target shares of common stock for the PSU portion of the stock-based award in 2022 because we failed to meet the minimum performance requirements.

The advisory vote on this resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of our NEOs, as well as the compensation philosophy, policies, and practices described in this Proxy Statement. Our stockholders may vote for or against, or abstain from voting on, the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, executive compensation tables, and narrative discussion set forth in the Proxy Statement for the 2025 Annual Meeting of Stockholders.

This advisory vote will not be binding on the Board. The Compensation Committee will, however, take the outcome of the vote into account when considering future executive compensation decisions. We provide our stockholders with this advisory vote on an annual basis and expect that the next such vote will occur at the 2026 Annual Meeting.

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Compensation Matters

COMPENSATION DISCUSSION AND ANALysis

EXECUTIVE SUMMARY

Named Executive Officers

This section describes our executive compensation program, outlines the core principles behind that program, and reviews the actions taken by the Compensation Committee concerning the fiscal 2025 compensation of the following NEOs:

Name	Title
Mark P. Smith	President and CEO
Deana L. McPherson	Executive Vice President, CFO, Treasurer, and Assistant Secretary
Kevin A. Maxwell	Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary
Susan J. Cupero (1)	Vice President, Sales
(1)
Ms. Cupero retired from the Company effective May 4, 2025.

Program Emphasis

Our executive compensation program emphasizes our pay-for-performance philosophy and is designed to help us attract, motivate, and retain highly qualified executives.

Compensation Governance and Practices

Our executive compensation program demonstrates our ongoing commitment to good corporate governance practices and aligns our executive officers’ interests with those of our stockholders.

Risk Mitigation	Program Features

• Clawback policy • Stock ownership guidelines • Derivatives trading and hedging policy • Annual review of compensation plans and policies includes risk assessment

• Annual say-on-pay advisory vote

• Independent compensation consultant

• "Double trigger" vesting acceleration in the event
    of a change-in-control

• No tax gross ups in connection with severance or change-in control payments

Say-on-Pay Results

We have recently received high levels of support from our stockholders on advisory votes to approve executive compensation. At the 2024 Annual Meeting, 95% of the votes cast were in favor of the advisory vote to approve executive compensation. Based on these high levels of support, the Compensation Committee determined not to make any material changes to our executive compensation program, except certain changes to our long-term incentive compensation structure (as described below).

Recent Support for Say-on-Pay Proposal
2022: 95%	2023: 97% 2024: 95%

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Summary of Fiscal 2025 Compensation Program

The following highlights aspects of our fiscal 2025 compensation program:

•
Base Salary — Consistent with past practice, in April 2024, the Compensation Committee, with advice from its independent compensation consultant, reviewed the base salaries of our executive officers and compared them with peer group and broad market data. The Compensation Committee adjusted base salary levels to pay competitively in comparison to comparable positions at our peer group, to enhance retention value, to reflect executive performance, and to take into account cost-of-living factors. In fiscal 2025, base salary increases for our NEOs ranged from 11.6% to 15.0%. For the fiscal year ending April 30, 2026 (“fiscal 2026”), the Compensation Committee determined not to increase the base salaries of our NEOs.
•
Annual Cash Incentive Bonuses — Our executive annual cash incentive program for fiscal 2025 continued to focus on the achievement of objective annual financial goals; specifically, Net Sales and Adjusted EBITDAS. NEO annual target cash incentive compensation as a percentage of base salary was 100% for our CEO, 75% for our CFO, and 65% for our other NEOs. When setting the financial performance goals at the beginning of fiscal 2025, the Compensation Committee considered the difficult and unpredictable environment for our business and the relative lack of control that our management has over external, social, political, health, and economic factors that impact us. In accordance with our pay-for-performance philosophy, our NEOs received no bonus payment for fiscal 2025 because we failed to achieve the threshold target for Adjusted EBITDAS.
•
Long-Term Incentive Compensation — Consistent with past practice, the Compensation Committee granted stock-based awards to our executive officers in fiscal 2025, consisting of a mix of RSUs and PSUs. For fiscal 2025, the Compensation Committee made two changes to the stock-based awards. First, the Compensation Committee changed the mix of RSUs and PSUs from 40%/60% to 50%/50% in order to better align with broader market practices and enhance the retention quality of the equity awards. The RSUs granted during fiscal 2025 vest over four years with one-fourth vesting on each anniversary of the grant date. Second, the Compensation Committee changed the performance metric for PSUs from the relative performance of our common stock compared with the performance of the Russell 2000 Index (the “RUT”) to Adjusted EBITDAS growth, with a modifier driven by the relative performance of our common stock compared with the performance of the RUT.

EXECUTIVE COMPENSATION PROGRAM OVERVIEW

Philosophy and Objectives

Our executive compensation philosophy is to pay base salaries to our executive officers at levels that, in the context of unfavorable industry factors beyond the control of management, enable us to attract, motivate, and retain highly qualified executives. Our executive compensation program is designed to link annual performance-based cash incentive compensation to the achievement of pre-established performance objectives, based on our financial results. Similarly, our executive compensation program is designed so that stock-based compensation focuses our executive officers’ efforts on increasing stockholder value by aligning their economic interests with those of our stockholders.

Total compensation levels for our executive officers reflect corporate positions, responsibilities, and the achievement of performance objectives. Due to our pay-for-performance philosophy, realized compensation levels may vary significantly from year-to-year and among our executive officers.

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Goals

Our executive compensation program’s objectives include:

•
Attracting, motivating, and retaining highly qualified executives, especially in the context of challenging business conditions.
•
Reflecting our culture and approach to total rewards, which include health and welfare benefits, a safe work environment, and professional development opportunities.
•
Reflecting our “pay-for-performance” philosophy.
•
Providing a rational and consistent approach to compensation that is understood by senior leadership.
•
Aligning compensation with our interests, as well as those of our stockholders.
•
Recognizing corporate stewardship and fiscal responsibility.

ADMINISTRATION

The Board has appointed a Compensation Committee, consisting exclusively of independent directors. The charter of the Compensation Committee authorizes the Compensation Committee to determine and approve, or to make recommendations to the Board with respect to, the compensation of our CEO and other executive officers. The Board has authorized the Compensation Committee to make all decisions with respect to executive compensation, including determining and approving the base salary of our CEO and other executive officers. The Compensation Committee also establishes annual cash and stock-based incentive compensation programs for our CEO and other executive officers and provides our executives with variable compensation opportunities, a majority of which is based on the achievement of key operating measures determined at the beginning of the fiscal year. Once the Compensation Committee determines key operating measures for an upcoming fiscal year, the measures generally are not subject to material changes during the fiscal year. The Compensation Committee, with advice from its independent compensation consultant, also determines the compensation of our directors.

Role of the Compensation Committee and our CEO

The Compensation Committee determines the compensation of our executive officers, including our CEO, at least annually in light of the goals and objectives of that fiscal year’s compensation program. Together with our CEO, the Compensation Committee annually assesses the performance of our other executive officers. After receiving recommendations from our CEO, the Compensation Committee, with input from its independent compensation consultant, determines the compensation of our other executive officers.

In determining executive officer compensation levels, the Compensation Committee periodically reviews compensation levels of executives of companies deemed to be generally similar to ours based on their size, industry, and competitive factors. The Compensation Committee uses this peer group information, as well as published executive compensation survey data from a broader group of companies with similar revenue to ours, as points of reference; however, the Compensation Committee does not benchmark or target our compensation levels to a specific percentile against this competitive information.

At the invitation of the Compensation Committee, our CEO may attend portions of Compensation Committee meetings, except those at which his compensation is discussed or determined. This enables the Compensation Committee to review with him the goals he regards as important to our business and to receive his assessment of the performance of, and goals for, our other executive officers. However, the Compensation Committee, with the assistance of its independent compensation consultant, rather than our CEO, determines goals, targets, and compensation for our other executives.

Role of the Independent Compensation Consultant

The Compensation Committee has sole discretion to retain a compensation consultant and is directly responsible for its appointment, compensation, and the oversight of its work. The Compensation Committee retains a compensation consultant to assist in setting the design and goals of the executive compensation program, to review trends in executive compensation, to identify relevant peer companies, and to conduct

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an assessment and analysis of executive market compensation. The compensation consultant reports directly to the Compensation Committee.

Compensia, Inc. served as the Compensation Committee’s independent compensation consultant for fiscal 2025. For fiscal 2025, the compensation consultant identified peer group companies, provided a compensation assessment and analysis of those companies, determined the positioning of each executive officer’s compensation by element among the peer companies and the survey data, developed recommendations and guidelines for the structure of our executive compensation program, assisted with designing the 2025 Bonus Plan (as defined below) and the PSU awards, reviewed director compensation, advised the Compensation Committee regarding the appropriateness of our executive compensation program, and assisted the Compensation Committee with its annual compensation risk assessment. In addressing Compensia’s independence in light of applicable SEC rules and Nasdaq standards, the Compensation Committee considered relevant factors and concluded that Compensia is independent and the engagement would not raise any conflicts of interest under the applicable rules and standards.

Peer Group for Fiscal 2025

The Compensation Committee’s independent compensation consultant identified for the Compensation Committee a peer group for fiscal 2025. In recommending peer companies for the Compensation Committee's final review, the consultant identified companies deemed generally relevant to us with a focus on those in the leisure industry and consumer sporting products companies primarily in the consumer discretionary GICS industry sector. Within these industries, the consultant used a “rules-based” approach to select companies based on similar financial characteristics; specifically, the consultant targeted companies with revenue from approximately $260 million to $1 billion and a market capitalization from approximately $204 million to $1.8 billion. The consultant proposed, and the Compensation Committee adopted, changes to the peer group for fiscal 2025 in order to improve our alignment with the peer group’s median revenue and market capitalization selection criteria. Specifically, the Compensation Committee added five companies (Cadre Holdings, Inc., Clarus Corp., Marine Products Corp., National Presto Industries Inc., and XPEL, Inc.) to the 2025 peer group and removed five companies (Lifetime Brands, Inc., MarineMax, Inc., OneWater Marine Inc., Universal Electronics Inc., and Wolverine World Wide, Inc.) – a sixth company (Vista Outdoor Inc.) was removed from the peer group and designated a “reference peer”, meaning the Compensation Committee could refer to its compensation information to understand the broader market and differences in pay for companies of different financial size.

Fiscal 2025 Peer Group
Cadre Holdings, Inc.	MasterCraft Boat Holdings, Inc.
Clarus Corp.	Motorcar Parts of America, Inc.
Ethan Allen Interiors, Inc.	Movado Group, Inc.
Go Pro, Inc.	National Presto Industries Inc.
Haverty Furniture Companies, Inc.	Quanex Building Products Corp.
Hooker Furniture Corporation	Standard Motor Products
iRobot Corporation	Standex International Corporation
Johnson Outdoors Inc.	Stoneridge, Inc.
Marine Products Corp.	Sturm, Ruger & Company, Inc.
Malibu Boats, Inc.	XPEL, Inc.

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COMPENSATION ELEMENTS

Our executive compensation program consists primarily of base salary, annual performance-based cash incentive compensation opportunities, stock-based compensation, and severance benefits, together with health and welfare benefits generally available to most employees and our other executives, and limited perquisites. The Compensation Committee considers each element of compensation individually and collectively with other elements of compensation when establishing the various forms, elements, and levels of compensation for our executive officers.

Our fiscal 2025 executive compensation program included the following direct compensation components: base salary, annual performance-based cash incentives, and stock-based compensation.

Factors	Base Salary	Annual Performance -Based Cash Incentive	PSUs	RSUs
Form of Compensation	Cash		Equity
	Fixed	Performance-Based	Performance-Based	Time-Based
Performance Timing	Short-Term Emphasis		Long-Term Emphasis
Measurement Period	Annual and Ongoing	1 year	Vests at end of 3-year period	Vests 25% each year over 4-year period
Key Performance Metrics Applicable	—	Net Sales; Adjusted EBITDAS	Adjusted EBITDAS growth; Relative TSR	Stock Price
Determination of Performance-Based Payouts	—	Formulaic	Formulaic	—

Base Salaries

Base salaries are designed to provide competitive levels of compensation to our executives based on their position, responsibilities, skills, experience, performance, and contributions. The Compensation Committee also considers individual performance and contributions, future potential, competitive salary levels for comparable positions at other companies, salary levels relative to other internal positions, corporate needs, and the advice of its independent compensation consultant. The Compensation Committee’s evaluation of these factors is subjective, and it does not assign a particular weight to any one factor.

Given the high-profile nature of our industry, it has become increasingly difficult to attract, motivate, and retain highly qualified individuals willing to be associated with us and our industry. The Compensation Committee has become increasingly aware of the impact this factor has had not only on existing and potential future employees, but also the pressures this factor places on the families of these individuals.

Fiscal 2025 Base Salaries. The Compensation Committee generally sets base salaries for our executive officers at the beginning of the fiscal year. Based on an evaluation of the factors listed above, the Compensation Committee’s desire to reward and retain our executive officers, the general industry range for base salary increases, and the Compensation Committee's desire to increase the competitiveness of our base salaries as measured against the peer and market data, the Compensation Committee set our NEOs’ annual base salaries for fiscal 2025 as follows:

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Name	Annualized Fiscal 2024 Base Salary	Annualized Fiscal 2025 Base Salary (1)	Percentage Change
Mark P. Smith	$743,000	$850,000	14.4%
Deana L. McPherson	$424,000	$475,000	12.0%
Kevin A. Maxwell	$361,000	$415,000	15.0%
Susan J. Cupero	$318,000	$355,000	11.6%

(1) The Compensation Committee adjusted base salary levels to pay competitively in comparison to comparable positions within our peer group, to enhance retention value, to reflect executive performance, and to take into account cost-of-living factors.

(2) Ms. Cupero retired from the Company effective May 4, 2025.

For fiscal 2026, the Compensation Committee determined not to increase the base salaries of our NEOs.

Annual Performance-Based Cash Incentive Compensation

Annual performance-based cash incentive compensation is designed to motivate our executives and reward the achievement of specific performance goals that support our business strategy. In designing the cash incentive compensation plan for any particular year or period, the Compensation Committee establishes performance objectives, based primarily on our financial results and the achievement of other corporate goals. In limited cases, the Compensation Committee may consider individual objectives, responsibilities, and performance in determining the amounts payable, but it did not do so in fiscal 2025.

The Compensation Committee determines the target annual compensation opportunities for our executive officers, with these opportunities being subject to change from year to year based on its periodic review of economic, industry, and competitive data; changes in individual responsibilities; and our overall compensation philosophy. The Compensation Committee confirms, with its independent compensation consultant and our independent audit firm, the achievement of the objectives and approves the payment, if any, of annual cash incentive compensation in the first quarter of the following fiscal year.

Fiscal 2025 Executive Annual Cash Incentive Program. In April 2024, the Compensation Committee established the 2025 Executive Annual Bonus Plan, a performance-based cash incentive compensation plan for our executives, including our NEOs (the “2025 Bonus Plan”). The 2025 Bonus Plan provided each participant an opportunity to earn cash incentive compensation based on attaining pre-established objective financial performance metrics and, from time to time, individual performance goals. Each participant was assigned an incentive bonus opportunity expressed as a percentage of base pay and objective financial performance metrics were established with varying weightings totaling 100%. For each metric, threshold, target, and maximum performance levels were set. Final cash incentive compensation was calculated by multiplying each participant’s target percentage by the weighted average percentage calculated for each metric. Cash incentive compensation could not exceed 200% of a participant’s target bonus opportunity, and eligibility for payment of any award was subject to the participant continuing to be employed by us through the end of the fiscal year.

Fiscal 2025 Performance Metrics. For fiscal 2025, the Compensation Committee established Net Sales and Adjusted EBITDAS as the performance metrics for our executives, with a weighting of 40% for Net Sales and 60% for Adjusted EBITDAS. Adjusted EBITDAS also served as the threshold for which the failure to achieve this performance metric would result in no bonus payments regardless of the achievement of the other performance metric.

The target award percentages for fiscal 2025 as a percentage of base pay were 100% for Mr. Smith, 75% for Ms. McPherson, and 65% for Mr. Maxwell and Ms. Cupero. There were no individual performance goals.

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For these purposes, “Adjusted EBITDAS” means our net income as reported in the Form 10-K adding back interest, taxes, depreciation, amortization, non-cash stock compensation expense, and any nonrecurring expenses as determined by the Compensation Committee as set forth in the 2025 Bonus Plan or at any time thereafter. For fiscal 2025, the Compensation Committee determined to include the following nonrecurring expenses: (i) accelerated expenses related to the refinance of our credit facility, if any; (ii) fair value inventory step-up and backlog expense; (iii) all acquisition or merger related expenses associated with negotiating, conducting diligence, and closing for any acquired company or merger; (iv) any costs associated with the move of our headquarters and significant elements of our operations to Maryville, Tennessee (the "Relocation"), including severance, relocation, recruiting, construction, and duplication of costs; (v) changes in contingent consideration; (vi) impairment charges for goodwill, tangible, or intangible assets; (vii) costs incurred relating to shareholder activism; (viii) any gain or loss incurred in an asset sale or disposal, which sale or disposal is approved by the Board; (ix) costs directly related to inventory that cannot be sold or otherwise used by us, which unsaleable or unusable inventory is the result of a change in federal firearms law; and (x) any costs/impact related to the implementation of any new accounting pronouncements that become effective during the fiscal year. The Compensation Committee also determined that the proceeds from the sale of certain intangible assets would not be deducted. To the extent practicable, each amount was calculated based upon the numbers used in the audited financial statements and, if possible, in the same amount as reported in the Form 10-K.

The financial performance metrics established under the 2025 Bonus Plan were as follows:

Performance Metrics	Target Performance (in 000's)	Potential Maximum Payout of Target Bonus	Performance Required to Earn Maximum Payout (as a % of Target Performance)
Net Sales	$570,226	200.0%	115.0%
Adjusted EBITDAS	$102,002	200.0%	115.0%

The failure to reach the threshold metric of at least $86,702, or 85.0% of target, for the Adjusted EBITDAS metric would result in no bonus payments regardless of the achievement of the Net Sales metric.

In fiscal 2025, Net Sales and Adjusted EBITDAS, for purposes of compensation, were $474.7 million and $67.3 million, respectively, compared with $535.8 million and $96.6 million, respectively, in the fiscal year ended April 30, 2024.

The table below sets forth for each NEO the annual fiscal 2025 base salary, the target bonus percentage, the annualized target cash bonus opportunity, and the actual bonus paid for fiscal 2025 reflected as a percentage of target bonus opportunity and in cash:

Name	Annual Fiscal 2025 Base Salary	Target Bonus Percentage	Annualized Target Cash Bonus Opportunity	Actual Bonus paid for Fiscal 2025 (as a % of Target Bonus Opportunity	Actual Bonus Paid for Fiscal 2025
Mark P. Smith	$850,000	100%	$850,000	0.0%	$—
Deana L. McPherson	$475,000	75%	$356,250	0.0%	$—
Kevin A. Maxwell	$415,000	65%	$269,750	0.0%	$—
Susan J. Cupero	$355,000	65%	$230,750	0.0%	$—

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Stock-Based Compensation

Our stock-based compensation is comprised of both RSUs and PSUs. We believe stock-based compensation is critical in aligning our executives’ and stockholders’ interests. Together, we believe that these incentives focus our executives on making decisions that will benefit our stockholders.

The Compensation Committee believes in tying executive rewards directly to our long-term success and focusing our executives’ efforts on increasing stockholder value by aligning their interests with those of our stockholders. Our stock-based compensation enables our executives to earn and maintain a significant stock ownership position in the Company. The amount of stock-based compensation granted takes into account our performance; the grant date value of awards; previous grants to an executive officer; an executive officer’s position; the performance, contributions, skills, experience, and responsibilities of the executive officer; the cost to us; the executive officer’s total compensation in relation to peers at our peer companies; and other factors that the Compensation Committee deems necessary or appropriate from time to time, including retention, overhang, and burn rate.

The Compensation Committee generally sets the vesting schedule for RSUs over multiple year periods to encourage executive retention. The Compensation Committee generally establishes multi-year performance requirements for the earning of PSUs to reward long-term Company performance. PSUs have historically been earned only based on the relative performance of our common stock in comparison to the RUT’s performance. For fiscal 2025, the Compensation Committee changed the performance metric for PSUs to Adjusted EBITDAS growth, with a modifier driven by the relative performance of our common stock compared with the performance of the RUT. In addition, we generally maintain a value cap on PSUs.

We changed the design of the PSU awards to (i) provide an additional performance metric to evaluate long-term performance, (ii) focus on our Adjusted EBITDAS growth over a multi-year period, as we believe this is a key metric to measure our success, and (iii) more closely align Company performance with executive rewards in light of our stock price historically having a high degree of volatility in comparison to the RUT.

Given the high-profile nature of our industry, it has become increasingly difficult to attract, motivate, and retain highly qualified individuals willing to be associated with us and our industry. The Compensation Committee continues to recognize the importance of long-term incentive stock-based compensation as a factor in retaining our key executives.

Timing of Stock-Based Awards. The Compensation Committee sets the value of RSUs and PSUs at the fair market value of our common stock, which, for annual awards, is the average closing price of our common stock on Nasdaq for the five-day period ending on the effective date of grant and, for new hires or special awards, is the closing price of our common stock on Nasdaq on the effective date of grant. The Compensation Committee generally grants stock-based compensation to our executive officers annually within the same time frame each year. In the case of new hires, grant prices generally are determined by the closing price of our common stock on the 15th day of the month following the date on which the employee reports for service.

Dividend Equivalent Rights. After consulting with the Compensation Committee’s independent compensation consultant and reviewing the practices of a peer group competitor, among other factors, in September 2023 the Compensation Committee granted dividend equivalents to directors and NEOs effective immediately with respect to outstanding RSU awards and future RSU awards. Dividends on those awards will not pay out unless and until the awards vest.

Fiscal 2025 Stock-Based Compensation. During fiscal 2025, grants of annual stock-based compensation to our NEOs consisted of RSUs and PSUs, with a weighting of 50% for RSUs and 50% for PSUs. In determining the equity awards granted to each executive officer, the Compensation Committee considered the factors discussed above.

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Compensation Matters

During fiscal 2025, we granted the following RSUs and PSUs to our NEOs:

Name	RSUs	PSUs at Threshold	PSUs at Target	PSUs at Maximum
Mark P. Smith	82,489	32,995	82,488	181,474
Deana L. McPherson	25,041	10,016	25,040	55,088
Kevin A. Maxwell	17,676	7,070	17,675	38,885
Susan J. Cupero	17,676	7,070	17,675	38,885

RSUs granted in fiscal 2025 vest one-fourth following each of the first, second, third, and fourth anniversaries of the grant date, in line with market practice and to provide retentive value.

PSUs granted in fiscal 2025 vest at the end of a three-year performance period, with the primary performance metric being Adjusted EBITDAS Growth, subject to a modifier (+/- 10%) based on rTSR. Adjusted EBITDAS Growth will be measured over three successive (and equally weighted) one-year periods during the performance period, with each year’s target being set at the beginning of the applicable year based on 5% Adjusted EBITDAS Growth from the prior year. Performance in each one-year period will be compared to the following payout scale:

Adjusted EBITDAS Growth (%)	Payout (% of Target Award Earned)
>10%	200
5%	100
1%	50
<1%	0

* To the extent performance falls between these goal levels, the actual percentage of the award that will vest will be interpolated on a linear basis, with the corresponding number of vested award units resulting from such determination rounded up to the next whole unit. For the avoidance of doubt, no award units will vest if performance is below 1% and any performance in excess of the maximum goal level will not result in vesting in excess of 200% of the target award.

At the end of the three-year performance period, the Compensation Committee will determine the average annual Adjusted EBITDAS Growth % and the payout (as determined in accordance with the scale above) for each of the three one-year periods during the performance period, which amount will be multiplied by a rTSR modifier, which may increase or decrease the final payout by up to 10%.

For these purposes, “Adjusted EBITDAS Growth” means the year-over-year increase in our net income as reported in the Form 10-K, adjusted to add back interest, taxes, depreciation, amortization, non-cash stock compensation expense, and any non-recurring expenses as determined by the Compensation Committee. For the fiscal 2025 awards, the Compensation Committee determined Adjusted EBITDAS Growth to include the following non-recurring expenses: (i) accelerated expenses related to the refinance of our credit facility, if any; (ii) fair value inventory step-up and backlog expense; (iii) all acquisition or merger related expenses associated with negotiating, conducting diligence, and closing for any acquired company or merger; (iv) any costs associated with the Relocation, including severance, relocation, recruiting, construction, and duplication of costs; (v) changes in contingent consideration; (vi) impairment charges for goodwill, tangible, or intangible assets; (vii) costs incurred relating to shareholder activism; (viii) any gain or loss incurred on a sale or disposal of a product line, which sale or disposal is approved by the Board; (ix) costs directly related to inventory that cannot be sold or otherwise used by us, which unsaleable or unusable inventory is the result of a change in federal firearms law; (x) any costs/impact related to the implementation of any new accounting pronouncements that become effective during the fiscal year; and (xi) the one-time settlement costs related to a Massachusetts wage and hour case. The Compensation Committee also determined that the proceeds from the sale of certain intangible assets would not be deducted. To the extent practicable, each amount would be calculated based upon the numbers used in the audited financial statements and, if possible, in the same amount as reported in the Form 10-K.

The final payout will be modified up or down by up to 10% based on the relative performance of our common stock compared with the performance of the RUT. The performance of our common stock

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(measured based on the average closing price of our common stock during the 90-calendar-day-period preceding approximately the third anniversary of the date of grant against the average closing price of our common stock during the 90-calendar-day-period immediately following the date of grant) will be compared to the performance of the RUT (measured based on the average closing price of the RUT during the 90-calendar-day-period preceding approximately the third anniversary of the date of grant against the average closing price of the RUT during the 90-calendar-day-period immediately following the date of grant).The modifier factor will be measured on a linear basis between points. If the performance of our common stock is 20% or greater than the RUT performance, then the final payout will be increased by 10%. If the performance of our common stock is 20% or lower than the RUT performance, then the final payout will be decreased by 10%. The final payout will be subject to a threshold (40% of the average annual Adjusted EBITDAS Growth percentage target of 5%) and a maximum (220% of the average annual Adjusted EBITDAS Growth percentage target of 5%), in each case, subject to the modifier. If there is no reduction on account of the modifier, then the threshold for these purposes will be 50% of the average annual Adjusted EBITDAS Growth percentage target of 5%. If there is no increase on account of the modifier, then the maximum for these purposes will be 200% of the average annual Adjusted EBITDAS Growth percentage target of 5%.

The underlying shares of our common stock earned, if any, relating to PSUs will be delivered as soon as practical after the end of the performance period and confirmation by the Compensation Committee of the performance achievement. The maximum number of shares that can be delivered with respect to the fiscal 2025 PSU awards is limited to a dollar value, determined as of the vesting date, of 600% of the grant date value.

Upon a change in control of the Company prior to the three-year anniversary of the date of any PSU grant, each PSU award recipient will earn a number of PSUs subject to the award in accordance with the formula described above, provided that the number of PSUs earned for the year in which the change in control occurs shall be equal to 100% of target and provided further that the “Ending Date” will be deemed to mean the date of the consummation of the change in control and the closing price of our common stock will be deemed to equal (i) the highest per share price paid for our common stock in the change in control if it involves the acquisition of common stock or (ii) the closing price of our common stock as of the date of consummation of the change in control if it does not involve the acquisition of common stock. The PSUs earned pursuant to this formula will then be converted into RSUs that will vest upon the earlier of a qualifying termination of employment or the original vesting date.

2022 PSU Payout. The PSUs granted in fiscal 2022 to our executive officers, which had a three-year performance period that ended on May 1, 2025, were not earned because our market capitalization did not meet the minimum performance requirements compared with the RUT. Over the three-year performance period, our market capitalization depreciated 29.9% while the RUT appreciated 15.2%. As a result, the Compensation Committee confirmed that this underperformance resulted in the PSUs granted in fiscal 2022 not being earned. Therefore, our NEOs who received the fiscal 2022 award received none of the target shares of common stock underlying the PSUs granted in fiscal 2022.

Benefits and Perquisites

Our executives are eligible to participate in those health, welfare, and retirement plans generally available to employees who meet applicable eligibility requirements, including our profit sharing, 401(k), employee stock purchase, and medical and disability plans. In addition, from time to time, we may provide our executive officers with other benefits and perquisites that we believe are reasonable, including severance and change-in-control benefits, car allowances, housing allowances, relocation assistance, a nonqualified supplemental deferred compensation plan, and insurance premium reimbursement.

We do not view perquisites and other personal benefits as a significant element of our executive compensation program, but we believe they can be useful in attracting, motivating, and retaining executive talent. We believe these additional benefits may assist our executives in performing their duties and provide time efficiencies in appropriate circumstances. We may provide additional benefits and perquisites to our executives in the future as an element of their overall compensation. All future practices will be approved and subject to periodic review by the Compensation Committee.

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Compensation Matters

ADDITIONAL COMPENSATION MATTERS

Consideration of Risk in Compensation Policies

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us.

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits our deductibility, for federal income tax purposes, of compensation paid to each of our NEOs in excess of $1 million per person per year.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of a company that exceeds certain prescribed limits and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G and 4999 during fiscal 2025, and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.

Derivative Trading and Hedging

See “Board and Governance Matters—Additional Governance Matters—Director and Officer Derivative Trading and Hedging.”

Clawback Policy

We maintain a compensation recovery, or clawback, policy that is intended to comply with applicable Nasdaq rules. If we are required to prepare an accounting restatement (as defined therein), then, subject to certain exceptions, we will recover reasonably promptly the amount of erroneously awarded compensation (as defined therein) received (as defined therein) by any current or former executive officer (as defined therein) during the recovery period (as defined therein). The Compensation Committee administers this policy.

Stock Ownership and Retention Requirements

We maintain stock ownership guidelines for our non-employee directors and executive officers. Our non-employee directors and executive officers are required to own shares of our common stock or share equivalents with a value equal to at least the lesser of the following:

Position	Target Ownership
Non-Employee Directors	3x cash retainer or 21,000 shares or share equivalents
CEO	3x base salary or 161,000 shares or share equivalents
CFO	2x base salary or 34,000 shares or share equivalents
Other Executive Officers	2x base salary or 26,000 shares or share equivalents

Each individual has five years from the date of his or her appointment as a director or an executive officer to achieve the required ownership levels. For these purposes, stock ownership generally includes shares directly owned by the individual (including any shares over which the individual has sole ownership, voting, or investment power); shares owned by the individual’s minor children and spouse and by other related individuals and entities over whose shares the individual has custody, voting control, or power of disposition; shares underlying RSUs that have vested and are deliverable or will be vested and deliverable within 60

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days; shares underlying PSUs that have vested, but are not deliverable within 60 days if the performance requirements have been satisfied; and shares held in trust for the benefit of the individual. Failure to satisfy the required ownership level may result in the ineligibility of the individual to receive stock-based compensation, in the case of an executive officer or director, or inability to be a nominee for election to the Board, in the case of a director.

Employment and Other Agreements

Employment Agreements. We do not maintain employment agreements with any of our NEOs, except Mr. Smith.

On April 4, 2020, we entered into an employment agreement (which was amended and restated on June 16, 2025) with Mr. Smith, pursuant to which he is (a) entitled to an annual base salary that is subject to annual review by the Board and (b) eligible to participate in our executive compensation programs, to receive a discretionary annual cash bonus under our annual cash incentive program as determined by the Board, and to receive annual and periodic stock-based compensation awards as determined by the Board. Mr. Smith is entitled to receive other standard benefits, including a car allowance of $1,500 per month; participation in any group health insurance, pension, retirement, vacation, expense reimbursement, relocation program, and other plans, programs, and benefits approved by the Board and made available from time to time to our other executives; and certain insurance benefits.

If we unilaterally terminate Mr. Smith’s employment without cause, he will receive (i) his base salary for 18 months after the termination; (ii) a pro rata portion of his annual cash bonus for the fiscal year in which the termination occurs to the extent earned under the then-applicable executive annual cash incentive program; (iii) a car allowance for 18 months after termination; (iv) at our option, either (x) coverage under our medical plan to the extent provided for him pursuant to his employment agreement at termination, such benefits to be received for 18 months thereafter or (y) reimbursement for the COBRA premium for such coverage through the earlier of the 18-month period or the COBRA eligibility period; and (v) a vested pro rata portion of stock-based awards scheduled to vest in the fiscal year of the termination.

If Mr. Smith’s employment is terminated by reason of his unilateral decision, or if Mr. Smith engages in an act or acts involving a crime, moral turpitude, fraud or dishonesty, or he willfully violates in a material respect the Guidelines, the Code of Conduct and Ethics, or the Code of Ethics for CEO and Senior Financial Officers, he will receive no further base compensation under his employment agreement.

If Mr. Smith’s employment is terminated by reason of his death or disability, he will receive, for the fiscal year of the notice of termination, any earned bonus, on a pro-rated basis, based on the performance goals actually achieved for the fiscal year of the notice of termination, as determined in the sole discretion of the Board, at the time such bonuses are paid to our other employees.

The agreement provides that, in the event of a change in control (as defined therein), Mr. Smith may, at his option and upon written notice to us, terminate his employment, unless (i) the provisions of his employment agreement remain in full force and effect and (ii) he suffers no reduction in his status, duties, authority, or compensation following the change in control, provided that he will be considered to suffer a reduction in his status, duties, or authority if, after the change in control, (a) he is not the CEO of the Company that succeeds to our business; (b) such company’s stock is not listed on a national stock exchange; or (c) such company terminates his employment or reduces his status, duties, authority, or compensation within one year of the change in control. If, within two years of a change of control, Mr. Smith terminates his employment because of the change in control following which the employment agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, or such company terminates Mr. Smith, he will receive (A) his base salary for 24 months; (B) a lump sum equal to two times his cash bonus deemed payable at target; (C) his car allowance for 24 months; and (D) at our option, either (x) coverage under our medical plan to the extent provided for him at the date of termination for 24 months or (y) reimbursement for the COBRA premium for such coverage through the earlier of such 24-month period or the COBRA eligibility period. In addition, all unvested stock-based compensation held by Mr. Smith in his capacity as an employee on the effective date of the termination will vest as of the effective date of such termination.

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The employment agreement includes non-competition and non-solicitation provisions that apply for 18 months following termination.

Other Agreements. On April 28, 2025, we entered into an agreement and release with Ms. Cupero outlining the terms of her separation from the Company. Under the terms of the agreement, among other things, (i) Ms. Cupero will continue to receive her regular base salary through April 30, 2027 and her car allowance through April 30, 2026; (ii) certain outstanding RSUs that were scheduled to vest in May 2026 became immediately vested; and (iii) Ms. Cupero received a lump net sum payment of $21,683.86 to be used for supplemental coverage under Medicare.

Severance Plan Benefits

The Smith & Wesson Brands, Inc. Executive Severance Pay Plan (the “Executive Severance Plan”) is intended to provide severance pay to certain eligible executives whose employment is terminated under certain circumstances. All of our NEOs participated in the Executive Severance Plan during fiscal 2025, except Mr. Smith, whose severance eligibility is covered under other agreements.

A participating executive will be entitled to the severance benefits described in the Executive Severance Plan only if he or she (i) is terminated without good cause (as defined therein), (ii) resigns for good reason (as defined therein), (iii) is terminated without good cause under certain circumstances incident to a change in control (as defined therein) or (iv) resigns following an adverse change-in-control effect (as defined therein). In the case of a termination related to (i) or (ii), the participating executive would be entitled to receive base salary continuation for up to 18 months, a pro rata portion of his or her annual cash bonus for the fiscal year in which the termination occurs to the extent earned, and reimbursement for the cost of healthcare continuation coverage for the period of salary continuation. In the case of a termination or resignation related to (iii) or (iv), the participating executive would be entitled to receive base salary continuation for up to 24 months, a lump sum cash payment equal to two times the then-applicable cash incentive bonus, deemed payable at target, for the fiscal year in which the termination or resignation occurs, vesting of all stock-based compensation granted to the executive in his or her capacity as an employee, and reimbursement for the cost of healthcare continuation coverage for the participating executive and his or her eligible dependents for the period of salary continuation. See “Potential Payments Upon Termination or Change in Control.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee: Barry M. Monheit, Chairman; Anita D. Britt; Fred M. Diaz; and Michelle J. Lohmeier

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2025, Messrs. Diaz and Monheit and Mmes. Britt and Lohmeier served on the Compensation Committee. None of these individuals had any material contractual or other relationships with us during the fiscal year, except as directors. During fiscal 2025, none of our executive officers served on the compensation committee or board of directors of any entity whose executive officers serve as a member of the Board or Compensation Committee.

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FISCAL 2025 SUMMARY COMPENSATION TABLE

The following table sets forth, for fiscal 2025, 2024, and 2023, information with respect to compensation for services in all capacities to us and our subsidiaries earned by our NEOs.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total (5)
Mark P. Smith	2025	$850,000	$—	$2,680,052	$—	$183,781	$3,713,833
President and Chief	2024	$743,000	$200,000	$2,072,864	$524,758	$105,905	$3,646,527
Executive Officer	2023	$721,000	$—	$1,502,872	$—	$81,849	$2,305,721

Deana L. McPherson	2025	$475,000	$—	$813,567	$—	$238,728	$1,527,295
Executive Vice President,	2024	$424,000	$125,000	$641,600	$224,594	$140,725	$1,555,919
Chief Financial Officer, Treasurer, and Assistant Secretary	2023	$412,000	$—	$463,202	$—	$60,501	$935,703

Kevin A. Maxwell (6)	2025	$415,000	$—	$574,278	$—	$37,111	$1,026,389
Senior Vice President,	2024	$361,000	$125,000	$419,499	$165,726	$55,124	$1,126,349
General Counsel, Chief	2023	$350,000	$—	$319,100	$—	$16,167	$685,267
Compliance Officer, and
Secretary

Susan J. Cupero	2025	$355,000	$—	$574,278	$—	$48,504	$977,782
Vice President, Sales	2024	$317,827	$50,000	$419,499	$145,986	$63,536	$996,848
	2023	$309,000	$—	$319,100	$—	$46,352	$674,452

(1) The amounts shown in this column for 2024 represent the amount Messrs. Smith and Maxwell and Mmes. McPherson and Cupero received in recognition of their efforts in connection with the Relocation. No other discretionary bonuses were paid to our NEOs.

(2) The amounts shown in this column represent the grant date fair value for PSUs and RSUs granted to the NEOs during the covered year calculated in accordance with ASC Topic 718 excluding the effect of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in Note 12 to our consolidated financial statements, which are included in the Form 10-K. For further information on these awards, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation” and “Fiscal 2025 Grants of Plan-Based Awards” below and the narrative discussion that follows.

Set forth below is the maximum value for the PSUs granted to the NEOs during fiscal 2025 (i.e., 200% of the target award value).

Name	Stock Awards Maximum Value of PSUs
Mark P. Smith	$2,816,476
Deana L. McPherson	$854,966
Kevin A. Maxwell	$603,495
Susan J. Cupero	$603,495

(3) The amounts shown in this column constitute payments made, if any, under our 2025, 2024, and 2023 annual performance-based cash incentive compensation programs. These amounts were calculated and paid to our NEOs in the fiscal year following when they were earned. For a description of our payments in fiscal 2025, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Annual Performance-Based Cash Incentive Compensation.”

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(4) All Other Compensation consisted of the following for fiscal 2025:

Name	Car Allowance	Reimbursement for Insurance Premiums (4a)	Matching Contributions to Defined Contribution Plan	Payments Under Profit Sharing Plan (4b)	Dividends (4c)	Relocation Payments	Other		Total (5)
Mark P. Smith	$18,000	$11,410	$11,461	$20,296	$21,169	$33,316	$68,129	(4d)	$183,781
Deana L. McPherson	$12,000	$4,531	$10,880	$20,296	$5,667	$185,133	$221	(4e)	$238,728
Kevin A. Maxwell	$10,800	$1,296	—	$20,296	$4,568	—	$151	(4f)	$37,111
Susan J. Cupero (6)	$10,800	$1,102	$10,759	$20,296	$4,763	—	$784	(4g)	$48,504

(4a) Except as otherwise indicated, the amounts shown in this column consist of reimbursement of disability insurance premiums.

(4b) Profit sharing amounts earned in fiscal 2025 that exceeded the 401(k) maximum contribution limit will be contributed to the Deferred Compensation Plan (as defined below) upon payout in fiscal 2026. For further information, see “Retirement Plans — Nonqualified Deferred Compensation” below.

(4c) Consists of dividends paid on shares delivered within fiscal year.

(4d) Consists of costs associated with the installation of a security system at Mr. Smith's personal residence, a country club membership, and certain products provided without cost.

(4e) Consists of federal firearm license fees and gift cards.

(4f) Consists of federal firearm license fees.

(4g) Consists of certain products provided without cost, federal firearm license fees, and spousal travel.

(5) The dollar value in this column for each NEO represents the sum of all compensation reflected in the previous columns.

(6) Ms. Cupero retired from the Company on May 5, 2025.

FISCAL 2025 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards to our NEOs during fiscal 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)	Awards ($/Sh)	Awards (4)
Mark P. Smith	5/1/2024	$—	$—	$—	—	—	—	82,489	—	$—	$1,399,838
	5/1/2024	$—	$—	$—	32,995	82,488	181,474	—	—	$—	$1,280,214

Deana L. McPherson	5/1/2024	$—	$—	$—	—	—	—	25,041	—	$—	$424,946
	5/1/2024	$—	$—	$—	10,016	25,040	55,088	—	—	$—	$388,621

Kevin A. Maxwell	5/1/2024	$—	$—	$—	—	—	—	17,676	—	$—	$299,962
	5/1/2024	$—	$—	$—	7,070	17,675	38,885	—	—	$—	$274,316

Susan J. Cupero	5/1/2024	$—	$—	$—	—	—	—	17,676	—	$—	$299,962
	5/1/2024	$—	$—	$—	7,070	17,675	38,885	—	—	$—	$274,316

(1) For a description of our payments in fiscal 2025, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Annual Performance-Based Cash Incentive Compensation.”

(2) These PSUs vest based on the relative performance of our common stock against the RUT over the approximately three-year period following the date of grant. Notwithstanding the amounts shown in the “Maximum” column, the maximum number of shares that can be delivered with respect to fiscal 2025 PSU grants is limited to a dollar value, determined as of the vesting date, of 600% of the grant date value. For further information on these awards, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation.”

(3) One-fourth of the RSUs vest on each of the first, second, third, and fourth anniversaries of the date of grant, subject to each executive’s continued services with us.

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(4) The amounts shown in this column represent the grant date fair value of stock awards calculated in accordance with ASC Topic 718, excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in Note 12 to our consolidated financial statements, which are included in the Form 10-K.

Outstanding Equity Awards at Fiscal Year-End 2025

The following table sets forth information with respect to outstanding equity awards held by our NEOs as of April 30, 2025.

	Stock Awards
			Market	Equity Incentive	Equity Incentive
		Number	Value of	Plan Awards:	Plan Awards:
		of	Shares or	Number of	Market or
		Shares or	Units of	Unearned	Payout Value
		Units of	Stock	Shares, Units	of Unearned
	Stock	Stock	That Have	or Other	Shares, Units or
	Award	That Have	Not	Rights That	Other Rights
	Grant	Not	Vested	Have Not	That Have
Name	Date (1)	Vested	(2)	Vested (3)	Not Vested (2)
Mark P. Smith	4/6/2020	10,846	$103,362
	5/3/2021	6,963	$66,357
	5/2/2022	20,916	$199,329	125,500	$1,196,015
	5/1/2023	51,504	$490,833	206,016	$1,963,332
	5/1/2024	82,489	$786,120	181,474	$1,729,447
Deana L. McPherson	4/6/2020	3,877	$36,948
	5/3/2021	2,142	$20,413
	5/2/2022	6,446	$61,430	38,680	$368,620
	5/1/2023	15,942	$151,927	63,766	$607,690
	5/1/2024	25,041	$238,641	55,088	$524,989
Kevin A. Maxwell	11/8/2021	4,060	$38,692
	5/2/2022	4,441	$42,323	26,646	$253,936
	5/1/2023	10,423	$99,331	41,692	$397,325
	5/1/2024	17,676	$168,452	38,885	$370,574
Susan J. Cupero	5/3/2021	1,473	$14,038
	5/2/2022	4,441	$42,323	26,646	$253,936
	5/1/2023	6,949	$66,224	41,692	$397,325
	5/1/2024	17,676	$168,452	38,885	$370,574

(1) Generally, awards of RSUs vest one-fourth on May 1 following each of the first, second, third, and fourth anniversaries of the date of grant or on each of the first, second, third, and fourth anniversaries of the date of the grant. Awards of PSUs vest if the relative performance of our common stock achieves the then-applicable metric compared with the performance of the RUT over the approximately three-year performance period following the date of grant. For further information on these awards, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation.”

(2) The market value of shares or units of stock that have not vested and unearned equity incentive plan awards is determined by multiplying the closing market price of our common stock at the end of our last completed fiscal year by the number of shares or units of stock or the amount of unearned equity incentive plan awards, as applicable.

(3) These PSUs vest at the end of a three-year performance period, with the primary performance metric being Adjusted EBITDAS Growth, subject to a modifier (+/- 10%) based on rTSR. Notwithstanding the maximum amounts shown in this column, the maximum number of shares that can be delivered with respect to such grants is limited to a dollar value, determined as of the vesting date, of 600% of the grant date value. Reference is also made to footnote 1 above. See also “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation.”

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Option Exercises and Stock Vested in Fiscal 2025

The following table describes, for the NEOs, the number of shares acquired and the value realized on the exercise of options and vesting of stock awards during fiscal 2025.

	Stock Awards
	Number of Shares	Value
Name	Acquired on Vesting (1)	Realized on Vesting (2)
Mark P. Smith	53,046	$885,308
Deana L. McPherson	14,686	$248,463
Kevin A. Maxwell	9,756	$150,556
Susan J. Cupero	9,008	$144,145

(1) Includes shares that have vested but are not yet deliverable.

(2) For stock awards, the value realized is computed as the market price on the later of the date the restrictions lapse or the delivery date multiplied by the number of shares vested. See “Compensation Matters — Compensation Discussion and Analysis —Compensation Elements — Stock-Based Compensation — 2022 PSU Payout."

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options or delivery of shares related to RSUs under our equity compensation plans as of April 30, 2025.

Plan Category	(a) Number of Securities to be Issued Upon Delivery of Shares for Restricted Stock Units	(b) Number of Securities to be Issued Upon Exercise of Outstanding Options	(c) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (1)	(d) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity Compensation Plans Approved by Stockholders	1,204,133	—	$—	7,496,421
Equity Compensation Plans Not Approved by Stockholders	—	—	$—	—
Total	1,204,133	—	$—	7,496,421

(1) The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.

(2) Under our 2022 Incentive Stock Plan, an aggregate of 5,312,247 shares of our common stock were authorized for issuance pursuant to awards granted under such plan, of which 1,000,000 were authorized under the 2022 plan and 4,312,247 were carried over from the 2013 plan. The number of available shares will be increased by the number of shares with respect to which awards previously granted under such plan are terminated without being exercised, expire, are forfeited or cancelled, do not vest, or are surrendered in payment of any awards or any tax withholding with respect thereto. As of April 30, 2025, the aggregate number of shares of our common stock available for issuance pursuant to awards under the 2022 Incentive Stock Plan was 4,997,827. Our 2021 Employee Stock Purchase Plan authorizes the sale of up to 3,000,000 shares of our common stock to employees. As of April 30, 2025, there were 2,498,594 shares of common stock reserved for issuance under our 2021 Employee Stock Purchase Plan.

RETIREMENT PLANS

We maintain our Profit Sharing and Investment Plan (the “401(k) Plan”), a retirement plan intended to be tax-qualified under Section 401(a) of the Code and under which 401(k), Roth, matching, and discretionary profit-sharing contributions are authorized. All profit-sharing contributions vest immediately and all matching contributions vest 50% after one year and 100% after two years. The plan covers substantially all of our employees, including our NEOs, subject to meeting applicable eligibility requirements.

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Employees become eligible to make 401(k) and Roth contributions and to receive matching contributions on the first day of the month after their date of hire. Subject to certain Code limitations, the plan permits non-highly compensated employees to make 401(k) and Roth contributions of up to 100% of their eligible compensation. Subject to certain Code limitations, we make discretionary matching contributions with respect to our employees’ 401(k) and Roth contributions. For the plan years ended April 30, 2025, 2024, and 2023, we made matching contributions equal to 50% of participants’ 401(k) and Roth contributions, up to 6% of their eligible compensation.

Employees become eligible to receive profit sharing contributions on the first day of the plan year subsequent to when they complete one year of eligible service and must be employed on the last day of the plan year, in order to receive a profit-sharing contribution, if any, for that plan year. For fiscal 2025, we made profit sharing contributions equal to approximately 15.0% of income from operations, excluding profit sharing (as defined under the plan). Profit sharing contributions are allocated to eligible participants in proportion to their eligible compensation (subject to certain Code limitations).

We do not offer any defined benefit pension plan to any of our executive officers.

NONQUALIFIED DEFERRED COMPENSATION

We offer a Nonqualified Supplemental Deferred Compensation Plan, which is an unfunded deferred compensation plan that is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder (the “Deferred Compensation Plan”). The Deferred Compensation Plan provides deferred compensation benefits to a select group of management or highly compensated employees, as selected (in each case) by us.

The Deferred Compensation Plan allows participants to prospectively elect to defer up to 50% of base salary and up to 100% of certain cash bonuses. In the event that salary deferred into the 401(k) Plan must be returned to a participant under the Code’s 401(k) rules, a comparable amount of salary may be deferred into the plan by the participant if the participant has made such an election. In addition, we make non-elective contributions to the extent necessary to compensate participants for the amount of their “profit sharing” contribution that cannot be made to the 401(k) Plan due to the limitations of Section 415 of the Code. Additional discretionary non-elective contributions may also be made. Participant deferrals and non-elective contributions are, at all times, 100% vested.

Deferrals and non-elective contributions are credited to a deferred compensation account and held in a “rabbi trust” until the occurrence of an applicable distributable event. Distributable amounts are paid in the form of a lump sum cash payment or, for certain distributions, in a fixed number of cash installment payments, as elected by the participant.

The following table sets forth, for our NEOs, earnings, distributions and year-end account balances with respect to the Deferred Compensation Plan.

Name	Aggregate Balance at Beginning FY	Registrant Contributions in Last FY	Employee Contributions in Last FY	Aggregate Earnings in last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (1)
Mark P. Smith	$61,445	$—	$—	$6,652	$—	$68,097
Deana L. McPherson	$438,580	$—	$33,689	$45,061	$—	$517,330
Kevin A. Maxwell	$—	$—	$—	$—	$—	$—
Susan J. Cupero	$7,250	$—	$—	$779	$—	$8,029

(1) Earnings reported in the aggregate balance at last fiscal year end were not reported as compensation to the NEO in the Summary Compensation Table for previous years because no above-market or preferential earnings on any nonqualified deferred compensation were paid to our NEOs.

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Compensation Matters

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Executive Benefits and Payments Upon Separation	Termination Not for Cause, or for Good Reason - No Change of Control		Termination Not for Cause, or Upon Resignation - Change of Control		Voluntary Termination	Death	Disability
Mark P. Smith	Compensation:
	Cash severance (1)	$1,275,000		$1,275,000		$—	$—	$—
	Bonus	$—	(2)	$543,569	(3)	$—	$—	$—
	Equity Awards	$524,092	(4)	$1,646,003	(5)	$—	$—	$—
	Benefits and Perquisites:
	Health and welfare benefits (6)	$45,692		$45,692		$—	$—	$—
	Other (7)	$27,000		$27,000		$—	$—	$—

Deana L. McPherson	Compensation:
	Cash severance	$237,500	(8)	$475,000	(9)	$—	$—	$—
	Bonus	$—	(2)	$174,797	(10)	$—	$—	$—
	Equity Awards	$—		$472,412	(5)	$—	$—	$—
	Benefits and Perquisites:
	Health and welfare benefits (11)	$10,728		$21,456		$—	$—	$—
	Other	$—		$—		$—	$—	$—

Kevin A. Maxwell	Compensation:
	Cash severance	$207,500	(8)	$415,000	(9)	$—	$—	$—
	Bonus	$—	(2)	$145,363	(10)	$—	$—	$—
	Equity Awards	$—		$348,798	(5)	$—	$—	$—
	Benefits and Perquisites:
	Health and welfare benefits (11)	$14,886		$29,772		$—	$—	$—
	Other	$—		$—		$—	$—	$—

Susan J. Cupero	Compensation:
	Cash severance	$177,500	(8)	$355,000	(9)	$—	$—	$—
	Bonus	$—	(2)	$97,993	(10)	$—	$—	$—
	Equity Awards	$—		$324,144	(5)	$—	$—	$—
	Benefits and Perquisites:
	Health and welfare benefits (11)	$10,728		$21,456		$—	$—	$—
	Other	$—		$—		$—	$—	$—

(1)
Includes continuation of base salary paid out over 18 months.
(2)
Includes an amount equal to 100% of the pro-rata share of his or her cash bonus earned in the year of termination.
(3)
Equal to 150% of the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination.
(4)
Equal to the pro-rata portion of stock-based compensation that would have vested in the year of termination.
(5)
Includes the accelerated vesting of RSUs granted in 2021, 2022, 2023, and 2024, and PSUs granted in 2023, 2024, and 2025, where applicable, calculated on actual performance through April 30, 2025. Based on the actual performance through April 30, 2025, we estimated that no PSU shares would accelerate for the awards granted in fiscal 2023, 2024, and 2025.
(6)
Includes reimbursement of the cost of continuation coverage pursuant to COBRA for a period of 18 months, for the executive and his eligible dependents.
(7)
Includes a $1,500 per month car allowance for 18 months.
(8)
Includes continuation of base salary paid out over six months.
(9)
Includes continuation of base salary paid out over 12 months.
(10)
Equal to the average of his or her cash bonus paid for each of the two fiscal years immediately preceding his or her termination.
(11)
Includes reimbursement of the cost of continuation coverage pursuant to COBRA for a period of 26 or 52 weeks, as applicable, for the executive and his or her eligible dependents.

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Compensation Matters

CEO PAY RATIO

Fiscal Year	Identification of Median Salary ($)	Median Employee Compensation ($)	CEO Compensation ($) (1)	Ratio
2025	$51,556	$56,819	$3,713,833	65

(1)
As reported in the Summary Compensation Table of this Proxy Statement.

The pay ratio disclosure presented above is a reasonable estimate. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, our CEO pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

We selected March 31, of the relevant year, the end of the closest calendar quarter to our April 30 fiscal year end, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner. To identify the “median employee,” we considered the prior trailing 12 months of W-2 wages as of March 31, for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees. Using this measure, we identified a “median employee” who is a full-time, hourly employee located in Springfield, Massachusetts. Once we identified this median employee, we totaled all of the elements of the employee’s compensation for the relevant fiscal year in accordance with the requirements of the applicable SEC rules, and consistent with the calculation of total compensation of our CEO in the Summary Compensation Table above.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”), who is our CEO, and Non-PEO NEOs and our performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Mark P. Smith[1] ($)	Summary Compensation Table Total for Brian D. Murphy[1] ($)	Compensation Actually Paid to Mark P. Smith[1,2,3] ($)	Compensation Actually Paid to Brian D. Murphy[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Thousands)	Adjusted EBITDAS ($ Millions)⁵
							TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$3,713,833	$—	$(1,264,673)	$—	$1,177,155	$(129,789)	$149	$107	$13,425	$67.3
2024	$3,646,527	$—	$5,891,418	$—	$1,226,372	$1,779,928	$244	$136	$39,609	$94.3
2023	$2,305,721	$—	$694,299	$—	$765,141	$521,907	$167	$142	$36,876	$95.2
2022	$2,821,898	$—	$1,725,797	$—	$836,695	$344,465	$183	$163	$194,494	$299.6
2021	$2,704,939	$206,319	$4,393,799	$2,051,760	$785,434	$1,324,456	$229	$198	$252,049	$366.6

1. Mark P. Smith was our Co-President and Co-CEO from January 15, 2020 until August 23, 2020; he has served as our CEO since August 24, 2020. Brian D. Murphy was our Co-President and Co-CEO from January 15, 2020 until his resignation on August 23, 2020 when he became the CEO of American Outdoor Brands, Inc., which we spun-off to our stockholders in August 2020. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

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2021	2022	2023	2024	2025
Deana L. McPherson	Deana L. McPherson	Deana L. McPherson	Deana L. McPherson	Deana L. McPherson
Jeffrey D. Buchanan	Kevin A. Maxwell	Kevin A. Maxwell	Kevin A. Maxwell	Kevin A. Maxwell
Robert J. Cicero	Susan J. Cupero	Susan J. Cupero	Susan J. Cupero	Susan J. Cupero
Susan J. Cupero	Robert. J. Cicero
Lane A. Tobiassen

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Mark P. Smith ($)	Exclusion of Stock Awards for Mark P. Smith ($)	Inclusion of Equity Values for Mark P. Smith ($)	Compensation Actually Paid to Mark P. Smith ($)
2025	$3,713,833	$(2,680,052)	$(2,298,454)	$(1,264,673)
2024	$3,646,527	$(2,072,864)	$4,317,755	$5,891,418
2023	$2,305,721	$(1,502,872)	$(108,550)	$694,299
2022	$2,821,898	$(1,371,850)	$275,749	$1,725,797
2021	$2,704,939	$(1,068,599)	$2,757,459	$4,393,799

Year	Summary Compensation Table Total for Brian D. Murphy ($)	Exclusion of Stock Awards for Brian D. Murphy ($)	Inclusion of Equity Values for Brian D. Murphy ($)	Compensation Actually Paid to Brian D. Murphy ($)
2021	$206,319	$—	$1,845,441	$2,051,760

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	$1,177,155	$(654,041)	$(652,903)	$(129,789)
2024	$1,226,372	$(493,533)	$1,047,089	$1,779,928
2023	$765,141	$(367,134)	$123,900	$521,907
2022	$836,695	$(351,308)	$(140,922)	$344,465
2021	$785,434	$(164,012)	$703,034	$1,324,456

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Mark P. Smith ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Mark P. Smith ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Mark P. Smith ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Mark P. Smith ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Mark P. Smith ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Mark P. Smith ($)	Total - Inclusion of Equity Values for Mark P. Smith ($)
2025	$1,406,992	$(3,710,269)	$—	$4,823	$—	$—	$(2,298,454)
2024	$3,418,922	$826,869	$—	$71,964	$—	$—	$4,317,755
2023	$1,154,226	$(1,258,255)	$—	$(4,521)	$—	$—	$(108,550)
2022	$835,528	$(562,497)	$—	$2,718	$—	$—	$275,749
2021	$943,468	$1,695,528	$—	$118,463	$—	$—	$2,757,459

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Compensation Matters

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Brian D. Murphy ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Brian D. Murphy ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Brian D. Murphy ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Brian D. Murphy ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Brian D. Murphy ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Brian D. Murphy ($)	Total - Inclusion of Equity Values for Brian D. Murphy ($)
2021	$—	$1,668,625	$—	$176,816	$—	$—	$1,845,441

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	$256,904	$(761,574)	$41,892	$(16,089)	$(174,036)	$—	$(652,903)
2024	$814,038	$217,659	$—	$15,392	$—	$—	$1,047,089
2023	$281,965	$(154,040)	$—	$(4,025)	$—	$—	$123,900
2022	$161,687	$(54,762)	$—	$29,853	$(277,700)	$—	$(140,922)
2021	$155,563	$322,806	$15,616	$296,420	$(87,371)	$—	$703,034

4. The Peer Group TSR set forth in this table utilizes the S&P Composite 1500 Leisure Products Index (the "S&P 1500 Leisure Products Index"), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in the Form 10-K. The comparison assumes $100 was invested for the period starting April 30, 2020 through the end of the listed year in the Company and in the S&P 1500 Leisure Products Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5. We determined Adjusted EBITDAS to be the most important financial performance measure used to link our performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in fiscal 2025. More information on Adjusted EBITDAS can be found in the Annual Performance-Based Cash Incentive Compensation section of the Compensation Discussion and Analysis of this Proxy Statement. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

39 I 2025 Proxy Statement

Compensation Matters

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Stockholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

40 I 2025 Proxy Statement

Compensation Matters

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

41 I 2025 Proxy Statement

Compensation Matters

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDAS during the four most recently completed fiscal years.

42 I 2025 Proxy Statement

Compensation Matters

Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the four most recently completed fiscal years to that of the Russell 1500 Leisure Products Index over the same period.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that we consider to have been the most important in linking Compensation Actually Paid to our PEOs and Non-PEO NEOs for fiscal 2025 to our performance. The measures in this table are not ranked.

Adjusted EBITDAS Net Sales TSR

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

We do not have any formal policies and practices regarding the timing of awards of options in relation to the disclosure of material nonpublic information. The Board and the Compensation Committee do not take material nonpublic information into account when determining the timing and terms of such awards, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Consistent with our annual compensation cycle, we provide our PEO and other NEOs with the opportunity to earn annual cash and stock-based incentive awards under a performance-based incentive compensation program based on the achievement of objective financial performance goals and, from time to time, individual performance goals. However, we have not made grants of stock options since 2013. The timing of any awards of options to executive officers in connection with new hires, promotions, or other non-routine grants is generally tied to the event giving rise to the award, such as a commencement of employment or promotion effective date. As a result, the timing of the award of options occurs independent of the release of any material nonpublic information.

43 I 2025 Proxy Statement

AUDIT MATTERS

PROPOSAL THREE – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What Am I Voting On? The Board is asking our stockholders to ratify the Audit Committee's selection of KPMG LLP as our independent registered public accounting firm for fiscal 2026

Voting Recommendation: FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2026

Vote Required: The affirmative vote of a majority of the votes cast is required to approve the proposal

Broker Discretionary Voting Allowed? Yes. Organizations holding shares of beneficial owners may vote in their discretion

Abstentions: No effect

REPORT OF THE AUDIT COMMITTEE

The Board has appointed an Audit Committee, consisting of three independent directors, each of whom is “independent” as independence is defined in applicable Nasdaq and SEC rules.

The purpose of the Audit Committee is to assist the oversight of the Board in the integrity of our financial statements, our compliance with legal and regulatory matters, our policies and practices related to information security, the independent registered public accountant’s qualifications and independence, and the performance of our independent registered public accountant. The primary responsibilities of the Audit Committee include overseeing our accounting and financial reporting process and audits of our financial statements on behalf of the Board.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accountant is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management and the independent registered public accountant. The Audit Committee discussed with the independent registered public accountant the matters required to be discussed by the Public Company Accounting Oversight Board, including a discussion of the independent registered public accountant’s judgments as to the quality of our accounting principles and such other matters as are required to be discussed under generally accepted auditing standards. In addition, the Audit Committee received from the independent registered public accountant written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the independent registered public accountant its independence from management and us, including the matters covered by the written disclosures and letter provided by the independent registered public accountant.

The Audit Committee discussed with the independent registered public accountant the overall scope and plans for its audit. The Audit Committee met with the independent registered public accountant, with and without management present, to discuss the results of the examinations, its evaluations of us, the internal controls, and the overall quality of the financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Form 10-K.

Audit Committee: Anita D. Britt; Chair; Michelle J. Lohmeier; Robert L. Scott; and Denis G. Suggs.

2025 Proxy Statement I 44

Audit Matters

Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP to audit our consolidated financial statements for fiscal 2026 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on the ratification of such appointment, the Audit Committee will reconsider its selection. We anticipate that representatives of KPMG LLP will be present at the 2025 Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions. The Audit Committee first appointed KPMG LLP to audit our consolidated financial statements in 2024.

The Audit Committee has considered whether the provision of non-audit services by our independent registered public accountant is compatible with maintaining their independence and has determined that KPMG LLP’s independence is not compromised by providing such services.

Audit Fees and Audit-Related Fees

The aggregate fees billed to us by KPMG LLP and Deloitte & Touche LLP for fiscal 2025 and 2024 are as follows:

	2025	2024
Audit Fees	$1,049,000	$1,029,807
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,049,000	$1,029,807

Audit services for fiscal 2025 and 2024 consisted of the audit of our consolidated financial statements and the audit of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act and the review of our quarterly financial statements.

Audit Committee Pre-Approval Policies

The Audit Committee charter provides that the duties and responsibilities of the Audit Committee include the pre-approval of all audits, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accountant. Any pre-approved services that will involve fees or costs exceeding pre-approved levels also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval is effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accountant, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent registered public accountant to management.

The Audit Committee requires that the independent registered public accountant, in conjunction with our CFO, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

45 I 2025 Proxy Statement

OTHER IMPORTANT INFORMATION

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of outstanding shares of our common stock as of July 25, 2025 by (1) each of our directors, director nominees, and NEOs, (2) all of our directors and executive officers as a group, and (3) each person known by us to own more than 5% of our common stock.

Name of Beneficial Owner (1)	Number of shares (2)		Percent (2)
Directors and Executive Officers (including NEOs):
Mark P. Smith	250,873		*
Deana L. McPherson	59,955		*
Kevin A. Maxwell	28,742		*
Susan J. Cupero	50,330		*
Anita D. Britt	55,318	(3)	*
Fred M. Diaz	35,904	(3)	*
Michelle J. Lohmeier	17,607	(3)	*
Barry M. Monheit	107,480	(4)	*
Robert L. Scott	76,680	(5)	*
Denis G. Suggs	35,604	(3)	*
All directors and executive officers as a group (10 persons)	718,493	(6)	1.62%
Other significant stockholders:
BlackRock, Inc.	4,385,051	(7)	9.90%
Dimensional Fund Advisors	3,008,681	(8)	6.79%
Renaissance Technologies	2,669,209	(9)	6.02%
The Vanguard Group	2,546,504	(10)	5.75%

* Percentage of ownership of less than one percent.

(1)
Except as otherwise indicated, each person named in the table has the sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property law. Except as otherwise indicated, each person may be reached as follows: c/o Smith & Wesson Brands, Inc., 1852 Proffitt Springs Road, Maryville, Tennessee 37801.
(2)
The number of shares beneficially owned by each person or entity is determined under the rules promulgated by the SEC taking into effect shares underlying RSUs that have or will have vested and are deliverable within 60 days of the record date and shares underlying RSUs that have vested, but are not deliverable, within 60 days of the record date. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The number of shares shown includes, when applicable, shares owned of record by the identified person’s minor children and spouse and by other related individuals and entities over whose shares such person has custody, voting control, or power of disposition. The percentages shown are calculated based on 44,310,374 shares outstanding on July 25, 2025. The numbers and percentages shown include shares actually owned on July 25, 2025, shares underlying RSUs that have or will have vested and are deliverable within 60 days of such date, and shares underlying RSUs that have vested, but are not deliverable, within 60 days of such date. In calculating the percentage of ownership, all shares that the identified person or group had the right to acquire within 60 days of July 25, 2025 upon the exercise of options or the delivery of RSUs or PSUs, all shares underlying RSUs that have or will have vested and are deliverable within 60 days of such date, and all shares underlying RSUs that have vested, but are not deliverable, within 60 days of such date are deemed to be outstanding for the purpose of computing the percentage of shares owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares owned by any other person or group.
(3)
Includes 9,111 shares underlying RSUs that have or will have vested and are deliverable within 60 days of the record date.
(4)
Includes (a) 9,111 shares underlying RSUs that have or will have vested and are deliverable within 60 days of the record date; and (b) 3,000 shares underlying RSUs that have vested but the delivery of which is deferred until retirement from the Board. The shares are held by Barry M. Monheit, Trustee, SEP PROP Monheit Family Trust U/A Dtd 7/16/2002.
(5)
Includes (a) 9,111 shares underlying RSUs that have or will have vested and are deliverable within 60 days of the record date; and (b) 3,000 shares underlying RSUs that have vested but the delivery of which is deferred until retirement from the Board.
(6)
Includes (a) 54,666 shares underlying RSUs that have or will have vested and are deliverable within 60 days of the record date; and (b) 6,000 shares underlying RSUs that have vested but the delivery of which is deferred until retirement from the Board.
(7)
Based on the statement on Amendment No. 15 to Schedule 13G filed with the SEC on January 24, 2024, BlackRock, Inc. has sole voting power over 4,310,550 shares and sole dispositive power over 4,385,051 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(8)
Based on the statement on Amendment No. 1 to Schedule 13G filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP has sole voting power over 2,957,073 shares and sole dispositive power over 3,008,681 shares. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(9)
Based on the statement on Amendment No. 5 to Schedule 13G filed with the SEC on February 13, 2024, Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation each have sole voting and dispositive power over

2025 Proxy Statement I 46

Other Important Information

2,669,209 shares. The address of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, New York 10022.
(10)
Based on the statement on Amendment No. 15 to Schedule 13G filed with the SEC on January 31, 2025, The Vanguard Group has shared voting power over 32,765 shares; sole dispositive power over 2,470,125 shares; and shared dispositive power over 76,379 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

ANNUAL REPORT ON FORM 10-K

We will provide, without charge, a copy of the Form 10-K as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at the address of our executive offices set forth in this Proxy Statement.

DELINQUENT SECTION 16(a) REPORTS

Based solely upon our review of the copies of such reports received by us during fiscal 2025, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

FREQUENTLY ASKED QUESTIONS REGARDING THE 2025 ANNUAL MEETING AND VOTING

What is the purpose of the 2025 Annual Meeting?

Stockholders will vote at the 2025 Annual Meeting on the matters summarized in this Proxy Statement.

Why did I receive these proxy materials?

You received these proxy materials because you are a Company stockholder and the Board is soliciting your proxy to vote your shares at the 2025 Annual Meeting. This Proxy Statement includes information that we are required to provide you under SEC rules and is designed to assist you in voting your shares.

What is included in these proxy materials? What is a Proxy Statement and a proxy?

The proxy materials for the 2025 Annual Meeting include the Notice of Annual Meeting of Stockholders, this Proxy Statement, and our annual report. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote your shares, and that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Mark P. Smith and Deana L. McPherson as proxies for the 2025 Annual Meeting.

What does it mean if I receive more than one notice, proxy materials email, or proxy card?

If you receive more than one notice, proxy materials email, or proxy card, you likely have multiple accounts with brokers and/or our transfer agent and will need to vote separately with respect to each notice, proxy materials email, or proxy card you receive.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

The SEC permits us to furnish proxy materials by providing access to those documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. The notice instructs you as to how to submit your proxy on the Internet. If you would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the notice for requesting those materials.

47 I 2025 Proxy Statement

Other Important Information

Who may vote?

You may vote if you owned common stock as of the close of business on July 25, 2025, the record date.

How may I vote?

You may vote by any of the following methods:

•
Internet – follow the instructions on your notice, proxy and/or voting instruction card, or email notice.
•
Phone – follow the instructions on your notice, proxy and/or voting instruction card, or email notice.
•
Mail – complete, sign, and return the proxy and/or voting instruction card provided.
•
Virtually – follow the instructions on the website.

When voting on Proposal One, you may vote “for all,” “withhold all,” or “for all except.” When voting on Proposals Two and Three, you may vote “for” or “against” the item, or you may abstain from voting.

Only stockholders of record may vote during the 2025 Annual Meeting. If you are a beneficial owner of shares and wish to vote during the 2025 Annual Meeting, you must obtain a “legal proxy” from your broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the 2025 Annual Meeting.

We encourage you to vote your proxy by Internet, telephone, or mail prior to the 2025 Annual Meeting, even if you plan to attend the 2025 Annual Meeting virtually.

May I attend the 2025 Annual Meeting in Person?

The 2025 Annual Meeting will be held exclusively online, with no option to attend in person. You may attend the meeting by visiting www.virtualshareholdermeeting.com/SWBI2025 and using your 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials to enter the meeting. If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. We encourage stockholders to log in to the website and access the webcast early, beginning approximately 15 minutes before the 2025 Annual Meeting’s 10:00 a.m. Eastern Time start time. If you experience technical difficulties, please contact the technical support telephone number posted on the virtual stockholder meeting login page.

If, as of the record date, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name,” and you will be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual annual meeting.

48 I 2025 Proxy Statement

Other Important Information

Will I be able to ask questions and participate in the virtual annual meeting?

Stockholders of record and proxy holders that provide their valid 16-digit control number will be able to participate in the 2025 Annual Meeting by asking questions and voting their shares as outlined above.

To submit questions during the meeting, stockholders may log into the virtual meeting website with their 16-digit control number, type the question into the “Ask a Question” field, and click “Submit.”

Only stockholders with a valid 16-digit control number will be allowed to ask questions and engage in dialogue. Questions and comments pertinent to meeting matters will be answered and addressed during the 2025 Annual Meeting as time allows. If we receive substantially similar written questions, we may group these questions together and provide a single response to avoid repetition and allow time for additional question topics. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will endeavor to respond directly to that stockholder using the contact information provided.

Additional information regarding the rules and procedures for participating in the virtual annual meeting will be provided in our meeting rules of conduct, which stockholders may view during the 2025 Annual Meeting at the meeting website.

How many shares of common stock were outstanding and entitled to vote on the record date?

44,310,374 shares.

Can I change my vote or revoke my proxy after I vote?

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting electronically during the meeting.

What constitutes a quorum at the 2025 Annual Meeting, and why is a quorum required?

The presence at the 2025 Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock entitled to vote on the record date will constitute a quorum. Votes cast electronically during the meeting or by proxy at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present. A quorum of stockholders is necessary to hold a valid meeting.

What is the difference between holding shares as a “registered holder” and as a “beneficial holder?”

If your shares are registered directly in your name with our transfer agent, you are a registered holder. If your shares are held in the name of a bank, brokerage, or other nominee as custodian on your behalf, you are a beneficial holder.

What if I am a beneficial holder and do not give voting instructions to my broker?

As a beneficial holder, you must provide voting instructions to your bank, broker, or other nominee by the deadline provided in the materials you receive from your bank, broker, or other nominee to ensure your shares are voted in the way you would like. If you do not provide voting instructions to your bank, broker, or other nominee, whether your shares can be voted by such person will depend on the type of item being considered for vote. All proposals, other than Proposal Three, are “non-routine” matters and therefore non-discretionary items in that they may not be voted on by brokers, banks, or other nominees who have not received specific voting instructions from beneficial holders (so called “broker non-votes”). Proposal Three is a “routine” matter and, therefore, a discretionary matter in that banks, brokers, and other nominees that do not receive voting instructions from beneficial holders may generally vote on this proposal in their discretion.

49 I 2025 Proxy Statement

Other Important Information

Will any other business be conducted at the 2025 Annual Meeting?

We are not aware of any items, other than those referred to in this Proxy Statement, that may properly come before the 2025 Annual Meeting. If other matters are properly brought before the 2025 Annual Meeting, the accompanying proxy will be voted at the discretion of the proxy holders.

What is householding?

Beneficial holders who share a single address may receive only one copy of the notice or the proxy materials, as the case may be, unless their broker, bank, or other nominee has received contrary instructions from any beneficial holder at that address. This is known as householding. If any beneficial holder(s) sharing a single address wishes to discontinue householding and/or receive a separate copy of the notice or the proxy materials or wishes to enroll in householding, the beneficial holder(s) should contact its broker, bank, or other nominee directly. Alternatively, if any such beneficial holder(s) wishes to receive a separate copy of the proxy materials, we will deliver them promptly upon request in writing (by mailing a request to our principal executive offices).

Who pays for this proxy solicitation?

We bear the costs of soliciting proxies. We will reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

When will the Company announce the voting results?

We will announce preliminary voting results at the 2025 Annual Meeting and report the final results on our website and in a current report on Form 8-K filed with the SEC.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on September 15, 2025.

These proxy materials, which include the Notice of Annual Meeting of Stockholders, this Proxy Statement, and our annual report, are available at www.proxyvote.com.

How does the Board recommend that you vote?

The Board recommends that you vote as follows:

•
FOR the election of each of the seven director nominees (Proposal One)
•
FOR the advisory vote on the compensation of our NEOs for fiscal 2025 (Proposal Two)
•
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2026 (Proposal Three)

STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2026 ANNUAL MEETING

SEC rules permit stockholders to submit proposals for inclusion in our proxy statement if the stockholder and the proposal meet the requirements specified in Rule 14a-8 under the Exchange Act. To be considered for inclusion in next year’s proxy statement, a stockholder proposal submitted in accordance with Rule 14a-8 must be received by us at our principal executive offices by no later than April 7, 2026, unless the date of the 2026 Annual Meeting shall have been accelerated or delayed by more than 30 days from September 15, 2026, in which case the deadline for submission of the stockholder proposal is a reasonable time before we begin to print and disseminate our definitive proxy materials.

Our Bylaws provide that any stockholder proposal (including director nominations) that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2026 Annual Meeting must be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary

50 I 2025 Proxy Statement

Other Important Information

of the 2025 Annual Meeting. In each case, the notice must include the information specified in our Bylaws. If the 2025 Annual Meeting is held more than 30 days before or more than 70 days after the anniversary date of the 2025 Annual Meeting, notice must be delivered not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting or the 10th day after the date on which a public announcement of the date of the 2026 Annual Meeting is first made by us. Accordingly, to submit any such proposal, stockholders must submit the required notice no earlier than the close of business on May 18, 2026 and no later than the close of business on June 17, 2026, except as described above.

Our Bylaws permit any eligible stockholder, or any group comprised of up to 20 eligible stockholders, who has beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit director nominations for inclusion in our proxy materials. The maximum number of qualified director nominees that may be submitted for inclusion in our proxy materials pursuant to this bylaw (commonly referred to as “proxy access”) is the greater of (i) two or (ii) 20% of the total number of directors then serving in office at the deadline for proxy access nominations (rounded down to the nearest whole number). Any eligible stockholder desiring to nominate a qualified director for our 2026 Annual Meeting pursuant to our proxy access bylaw must give timely written notice of the nomination to our principle executive offices. To be timely, the notice must be delivered not later than the close of business on April 7, 2026, nor earlier than the close of business on March 8, 2026, unless the date of the 2026 Annual Meeting is held earlier than August 16, 2026 or later than November 14, 2026, in which case the notice must be delivered not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2026 Annual Meeting or (ii) the 10th day after the date on which a public announcement of the date of the 2026 Annual Meeting is first made by us. Our Bylaws also provide that a stockholder is not eligible to submit a director nomination pursuant to our proxy access bylaw, and an individual is not qualified to be a director nominee pursuant to our proxy access bylaw, if such stockholder or individual, as the case may be, at any time during the three years prior to the date of such notice of nomination or our 2026 Annual Meeting, has initiated, financially sponsored, supported, or otherwise actively participated in any initiative, campaign, or other process seeking to (i) advance an agenda not directly related the enhancement of stockholder value or (ii) restrict, eliminate, or declare unlawful any business or operation of our company or any of our subsidiaries that has generated revenue, positive earnings, and/or net income in fiscal 2025.

Prior to making any submission to us, we encourage our stockholders to carefully review, as applicable, the full text of SEC Rule 14a-8 and the full text of our Bylaws for additional requirements to nominate a person for election to the Board or to submit a proposal for other business at the 2026 Annual Meeting. Proposals should be delivered to our principal executive offices to the attention of our Secretary. Delivery by email does not constitute delivery to our principal executive offices.

51 I 2025 Proxy Statement

SMITH & WESSON BRANDS, INC.
1852 PROFFITT SPRINGS RD.
MARYVILLE, TN 37801

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SWBI2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76496-P35687 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SMITH & WESSON BRANDS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. **PROPOSAL 1: ELECTION OF DIRECTORS:** To elect as directors all of the nominees listed below to serve until our next annual meeting of stockholders and until their successors are elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Anita D. Britt
02) Fred M. Diaz
03) Michelle J. Lohmeier
04) Barry M. Monheit
05) Robert L. Scott
06) Mark P. Smith
07) Denis G. Suggs

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. **PROPOSAL 2:** To approve on an advisory basis the compensation of our named executive officers for fiscal 2025 ("say-on-pay").	☐	☐	☐
3. **PROPOSAL 3:** To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent registered public accounting firm for fiscal 2026.	☐	☐	☐

and upon such matters which may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no directions are made, this proxy will be voted FOR all director nominees, FOR proposal 2, and FOR proposal 3.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please email address changes or comments to: investorrelations@smith-wesson.com.

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V76497-P35687

SMITH & WESSON BRANDS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2025 ANNUAL MEETING OF STOCKHOLDERS
September 15, 2025

The undersigned stockholder(s) of SMITH & WESSON BRANDS, INC., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company and hereby appoints Mark P. Smith and Deana L. McPherson and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2025 Annual Meeting of Stockholders of the Company, to be held on Monday, September 15, 2025, at 10:00 a.m., Eastern Time, online at www.virtualshareholdermeeting.com/SWBI2025 and at any adjournment or postponement thereof, and to vote all shares of the Company's common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of all director nominees; FOR the say-on-pay proposal; FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for fiscal 2026; and as said proxies deem advisable on such other matters as may come before the meeting.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES, "FOR" THE SAY-ON-PAY PROPOSAL, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2026.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.